**Execution Version**

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# COINSURANCE AND MODIFIED COINSURANCE AGREEMENT

by and between

**PRUCO LIFE INSURANCE COMPANY**

and

**THE OHIO NATIONAL LIFE INSURANCE COMPANY**

Dated as of June 30, 2023

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**TABLE OF CONTENTS**

Page

EXHIBITS

LIST OF SCHEDULES

**COINSURANCE AND MODIFIED COINSURANCE AGREEMENT**

This COINSURANCE AND MODIFIED COINSURANCE AGREEMENT (this "Agreement"), is made and entered into as of June 30, 2023, by and between Pruco Life Insurance Company, an Arizona-domiciled stock life insurance company ("Cedant"), and The Ohio National Life Insurance Company, an Ohio-domiciled stock life insurance company ("Reinsurer"). Cedant and Reinsurer are sometimes individually referred to in this Agreement as a "party" and collectively as the "parties". Capitalized terms used and not defined in these preliminary statements shall have the meanings set forth in Section 1.1.

W I T N E S S E T H

WHEREAS, Cedant and Reinsurer have entered into that certain Master Transaction Agreement, dated as of May 23, 2023 (the "Master Transaction Agreement");

WHEREAS, the Master Transaction Agreement provides, among other things, for Cedant and Reinsurer to enter into this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, Reinsurer, as grantor, Cedant, as beneficiary, and U.S. Bank National Association, as trustee (the "Trustee"), have entered into a Trust Agreement, dated as of even date herewith (the "Trust Agreement"), pursuant to which Reinsurer has established a Trust Account to collateralize its obligations with respect to the General Account Liabilities to Cedant hereunder.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

"Accommodations" has the meaning set forth in Section 2.8(a).

"Accounting Period" means any Monthly Accounting Period or Quarterly Accounting Period, as the context may require.

"Action" has the meaning set forth in the Master Transaction Agreement.

"Additional Consideration" has the meaning set forth in Section 3.2.

"Additional Reports" has the meaning set forth in Section 6.6(a).

"Administrative Services" has the meaning set forth in Section 8.1.

"Affiliate" means, with respect to any Person, at the time in question, any other Person Controlling, Controlled by or under direct or indirect common Control with such Person.

"Agreement" has the meaning set forth in the Preamble.

"Ancillary Agreements" has the meaning set forth in the Master Transaction Agreement.

"Applicable Model" means the Actuarial Valuation System (i.e. AXIS) or any successor or replacement model and, as applicable, any other models used by Reinsurer to calculate the Reinsurer Reserves from time to time following the date hereof.

"Applicable Privacy Laws" means all applicable Laws relating to privacy, data protection and the collection and use of Personal Information gathered, accessed, collected or used by Cedant or any of its Affiliates or their respective employees, agents or contractors in the course of the operations of the Reinsured Contracts.

"Approvals" has the meaning set forth in Section 2.9(g).

"Assets" means, as of any given time, the assets then on deposit in the Trust Account.

"AST Money Market Fund" means the AST Government Money Market Portfolio made available as an alternative investment option to California resident contractholders of the Reinsured Contracts or any successor fund thereto.

"Benchmark" means (i) with respect to the Original Fund, the custom blended secondary benchmark index (Bloomberg US Long Corporate Index (65%) and Bloomberg US Intermediate Corporate Index (35%), with a cap of 7.5% on Financials) as set forth in the prospectus for the Original Fund dated April 25, 2022 or (ii) such other applicable benchmark for the Fund following the Effective Date as determined in accordance with Section 2.9(e) or Section 2.9(g), as applicable.

"Benchmark Change" has the meaning set forth in Section 2.9(e).

"Benchmark Change Notice" has the meaning set forth in Section 2.9(e).

"Book Value" means, with respect to any Asset, as at any date of determination, Reinsurer's statutory carrying value of the Asset (including investment income due and accrued thereon) as determined in accordance with SAP applicable to Reinsurer.

"Books and Records" has the meaning set forth in the Master Transaction Agreement.

"Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Arizona, Ohio or New York are required or authorized by Law to be closed.

"Capital Reporting Deadline" means, as applicable, (a) seventy-five calendar days after the end of any calendar year and (b) sixty (60) calendar days after the end of any calendar quarter other than the calendar quarter ending on December 31.

"Cash Settlement Amount" means a Monthly Cash Settlement Amount or Quarterly Cash Settlement Amount, as the context may require.

"Cash Settlement Statement" means a Monthly Cash Settlement Statement or Quarterly Cash Settlement Statement, as the context may require.

"Cedant" has the meaning set forth in the Preamble.

"Cedant Extra-Contractual Obligations" means all Extra-Contractual Obligations other than Reinsurer Extra-Contractual Obligations.

"Cedant Quarterly Report" has the meaning set forth in Section 6.2.

"Cedant Reserves" means, as of any date of determination, the aggregate statutory reserve amount for the General Account Liabilities, determined in accordance with SAP applicable to Cedant, as calculated as of such date (without giving effect to this Agreement) on a stand-alone basis without regard to any diversification or aggregation benefits that may be available based on other business of Cedant.

"Closing" has the meaning set forth in the Master Transaction Agreement.

"Closing Date" has the meaning set forth in the Master Transaction Agreement.

"Code" means the Internal Revenue Code of 1986.

"Commission" has the meaning set forth in Section 4.2.

"Confidential Information" means all information that is furnished directly or indirectly by the Disclosing Party, its Affiliates or any of their respective Representatives, whether or not marked as confidential, whether furnished before or after the date hereof, whether oral, written or electronic, and regardless of the manner in which it is furnished, together with any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda, data or other materials prepared by the Receiving Party or any of its Representatives that contain, reference, reflect or are based upon, in whole or in part, any information so furnished to the Receiving Party or any of its Representatives; including all Personal Information, provided, however, that Confidential Information does not include, however, information that (i) was or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, its Affiliates or any of their respective Representatives, provided that neither Receiving Party nor any of its Representatives is aware that such source is in violation of any legal, fiduciary or contractual duty (ii) was or becomes generally available to and known by the public (other than as a result, directly or indirectly, of any violation by the Receiving Party or any of its Representatives of this Agreement), (iii) was previously in the Receiving Party's possession; provided, that such information is not known by the Receiving Party or any of its Representatives to be subject to another confidentiality agreement or other obligation of secrecy

to the Disclosing Party or any of its Affiliates, or (iv) such information was independently developed by the Receiving Party or any of its Representatives without derivation from, reference to or reliance upon, or using in any manner, in whole or in part, the Confidential Information and without violating any of the confidentiality obligations under this Agreement.

"Contested Claim" has the meaning set forth in Section 8.3.

"Contracts" means all policies, contracts, binders, slips or other agreements of insurance or reinsurance.

"Control" means the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

"DC Notification Date" has the meaning set forth in Section 2.5(a).

"Delayed Payment Interest Rate" means (a) the annual yield rate, on the date to which the 90-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of three (3) months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519), *plus* (b) three hundred (300) basis points.

"Disclosing Party" has the meaning set forth in Section 15.14(a).

"Discovered Contract" means any in force "Prudential Defined Income" (PDI) variable annuity guaranteed retirement income variable annuity product, issued by Cedant between February 2013 and December 2020 outside of the State of New York (other than Contracts that are in payout status as of the Effective Time) that Cedant reasonably believes should have been included in the seriatim listing of Reinsured Contracts set forth in Schedule 1.1(a) and that was inadvertently not included in the seriatim listing of Reinsured Contracts set forth in Schedule 1.1(a), and with respect to which the requirements set forth in Section 2.5 have been satisfied, including all supplements, endorsements, riders and cover notes thereto, all amendments and extensions thereof and all ancillary agreements entered into in connection therewith.

"Discovered Contract Transfer Amount" means, with respect to any Discovered Contract reinsured hereunder pursuant to Section 2.5, an amount equal to the Quota Share of the Cedant Reserves in respect of such Discovered Contract, determined as the end of the Quarterly Accounting Period in which the applicable DC Notification Date occurs.

"Effective Date" means April 1, 2023.

"Effective Time" means 12:00:01 a.m. Arizona time on the Effective Date.

"Election" has the meaning set forth in Section 14.1(a).

"Eligible Assets" has the meaning set forth in Section 9.4(a).

"Estimated Terminal Settlement Payment" has the meaning set forth in Section 13.1(a).

"Expense Allowance" has the meaning set forth in Section 4.1.

"Extra-Contractual Obligations" means all Liabilities or obligations and any related expenses (including attorneys' fees) arising out of or relating to the Reinsured Contracts, other than those insured under the express terms and within the limits of the Reinsured Contracts, whether to policyholders, insureds, beneficiaries, Producers, agents, brokers, distributors, Governmental Authorities or any other Person, including for consequential, exemplary, punitive, compensatory, special, treble, tort, statutory or regulatory damages (or interest, fines, penalties, fees, forfeitures or similar charges of a penal or disciplinary nature) or any other form of extra-contractual damages or liability relating to the Reinsured Contracts, including those that arise from any alleged or actual act, error or omission (whether or not intentional, in bad faith or otherwise) relating to or in connection with (a) the form, sale, marketing, underwriting, production, issuance, distribution, cancellation or administration of the Reinsured Contracts, (b) the investigation, defense, prosecution, trial, settlement (including the failure to settle) or handling of claims, benefits or payments arising out of, under or with respect to the Reinsured Contracts, (c) the failure to pay, or the delay in payment, of benefits, claims or any other amounts due or alleged to be due under or in connection with the Reinsured Contracts or errors in calculating or administering the payment of, benefits, claims or any other amounts due or alleged to be due under or in connection with the Reinsured Contract, (d) the failure of Cedant to pay when due to the applicable Governmental Authority any escheatment or unclaimed property Liabilities arising out of the Reinsured Contracts (it being understood that the unclaimed Reinsured Liabilities payable under the terms of the applicable Reinsured Contracts shall not itself constitute an "Extra-Contractual Obligation") or (e) the failure of any Reinsured Contract to provide the purchaser, contract holder, beneficiary, insured or other holder or intended beneficiary thereof with tax treatment that is the same as or more favorable than the tax treatment (i) that was purported to apply in materials provided at the time of issuance, assumption, exchange, modification or sale of the applicable Reinsured Contract or (ii) for which policies or contracts of that type are intended to qualify under the Code; provided that, Liabilities otherwise included in clauses (a) through (c) of the definition of "Reinsured Liabilities" shall not constitute Extra-Contractual Obligations other than Liabilities for consequential, exemplary, punitive, compensatory, special, treble, tort, statutory or regulatory damages (or interest, fines, penalties, fees, forfeitures or similar charges of a penal or disciplinary nature).

"Fair Market Value" means, as of any date of determination, (a) as to cash and Short-Term Treasuries (as defined in the Master Transaction Agreement), the face amount of thereof, (b) as to securities listed on an exchange or in an over-the-counter market (other than Short-Term Treasuries), the closing price on such exchange or market on such date of determination (or the average of the closing bid and asked prices if there is no closing price), plus all accrued but unpaid interest on such securities through the Business Day immediately preceding such date, if such unpaid interest amount is not already reflected in such closing price (or such bid and asked prices, as applicable), and (c) as to any other investment asset the fair market value of such asset determined in accordance with the methodologies for determining the Fair Market Value of an Asset as set forth in Schedule 1.1(b) (the "Fair Market Value Methods").

"Final Report" has the meaning set forth in the Master Transaction Agreement.

"Final Terminal Settlement Amount" has the meaning set forth in Section 13.2(c).

"Final Terminal Settlement Asset Value" has the meaning set forth in Section 13.2(c).

"FMV Triggering Event" means either of the following occurrences: (a) Reinsurer's RBC Ratio is below 250% as of any calendar quarter-end or (b) Reinsurer's statutory capital and surplus is below $350,000,000 as of any calendar quarter-end and, in either case, Reinsurer has not cured such shortfall within ninety (90) days following such quarter-end date.

"Fund" means, as applicable, (a) the Original Fund or (b) any successor or replacement investment company that serves as the sole investment option for the Reinsured Contracts (other than the AST Money Market Fund).

"GAAP" means United States generally accepted accounting principles.

"General Account Liabilities" means (a) all Reinsured Liabilities other than the Separate Account Liabilities and (b) Separate Account Liabilities to the extent in excess of the assets in the Separate Account available to satisfy such Separate Account Liabilities.

"Governmental Authority" means any government, legislature, political subdivision, court, board, commission, regulatory body or administrative agency or self-regulatory body or other instrumentality thereof, whether federal, state, local, provincial or foreign and including any regulatory authority which may be partly or wholly autonomous, including any Tax Authority.

"IMR Amount" means any unamortized interest maintenance reserve, which can be positive or negative, that is created following the Effective Date with respect to the assets supporting the General Account Liabilities, determined in accordance with SAP applicable to Reinsurer, it being understood that all of the assets on deposit in the Trust Account shall be deemed to be assets supporting statutory reserves in respect of the General Account Liabilities for purposes of determining IMR Amount.

"Independent Accountant" means a jointly selected certified public accountant partner or senior employee at a nationally recognized accounting firm, which firm shall have the necessary accounting and asset valuation expertise, that is not the auditor or independent accounting firm of either of the parties or their Affiliates and is otherwise independent and impartial; provided, however, that if the parties are unable to select such accounting firm within twenty (20) Business Days, either party may request that the American Arbitration Association appoint within ten (10) Business Days from the date of such request, or as soon as practicable thereafter, a certified public accountant who is partner or senior employee at a nationally recognized accounting firm, which firm shall have the necessary accounting and asset valuation expertise, that is not the auditor or independent accounting firm of either of the parties or any of their Affiliates, and who is independent and impartial, to be the Independent Accountant.

"Independent Actuary" means a jointly selected partner or senior employee at a nationally recognized independent actuarial firm that is mutually acceptable to Cedant and Reinsurer; provided, however, that if the parties are unable to select such accounting firm within twenty (20) Business Days, either party may request that the American Arbitration Association appoint within ten (10) Business Days from the date of such request, or as soon as practicable

thereafter, a partner or senior employee at a nationally recognized actuarial firm that is not independent actuary of either of the parties or their Affiliates to be the Independent Actuary.

"Independent Expert" has the meaning set forth in Section 6.3(a).

"Insolvency Event" means, with respect to any Person, the occurrence of any of the following events, acts, occurrences or conditions, whether such event, act, occurrence or condition results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any Governmental Authority or otherwise: (a) such Person commences a voluntary case concerning itself under any insolvency laws, makes a written proposal or gives written notice of intention to make a proposal or otherwise commences any other proceeding under any bankruptcy, rehabilitation, liquidation, conservation, dissolution, reorganization, arrangement, adjustment of debt, relief of debtors, insolvency, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership or similar Law of any jurisdiction, whether now or hereafter in effect, relating to such Person (any of the foregoing, an "Insolvency Proceeding"); (b) an involuntary Insolvency Proceeding is commenced against such Person, which involuntary Insolvency Proceeding continues for a period of thirty (30) days; (c) a receiver, trustee, administrator, interim receiver, receiver and manager, conservator, liquidator, assignee, custodian, sequestrator or rehabilitator or other similar official is appointed for, or takes charge of, all or substantially all of the property of such Person; (d) any order for relief or other order approving any Insolvency Proceeding is entered; (e) such Person is adjudicated insolvent or bankrupt; (f) such Person makes a general assignment for the benefit of creditors; (g) such Person fails to pay, or acknowledges in writing that it is unable to pay, or is unable to pay, its debts generally as they become due, subject to applicable grace periods, if applicable; (h) such Person fails at any time to maintain at least its legal minimum solvency margin, any other statutory solvency ratios applicable to it under any regulatory regime applicable to such Person, or any other solvency margins or ratios that a regulator or other Governmental Authority having jurisdiction over such Person requires such Person to maintain in the ordinary course of such Person's business; (i) such Person, by any act or failure to act, consents to, approves of or acquiesces in any of the foregoing; or (j) any corporate action is taken by such Person for the purpose of effecting any of the foregoing items (a) through (i).

"Insolvency Proceeding" has the meaning set forth in the defined term "Insolvency Event" in Section 1.1.

"Insurance Regulator" means, with respect to any jurisdiction, the Governmental Authority charged with the supervision of insurance companies in such jurisdiction.

"Interest Rate" has the meaning set forth in the Master Transaction Agreement.

"Investment Guidelines" means the guidelines attached hereto as Exhibit A.

"Investment Option Agreements" means any agreement between Cedant or any of its Affiliates, on one hand, and any variable investment trust or variable investment fund, its distributor, broker-dealer and/or investment manager, on the other hand, providing for the use of such variable investment trust or variable investment fund's portfolios as investment options in

respect of the Reinsured Contracts and the direct or indirect payment to Cedant or its Affiliates of 12b-1 fees, distribution services fees, administrative services fees, shareholder services fees or other payments related to the offering of such investment options for the Reinsured Contracts, including, but not limited to, participation agreements, Rule 12b-1 fee agreements, administrative services agreements and revenue sharing agreements.

"Keepwell Agreements" has the meaning set forth in Section 6.6(b).

"Law" has the meaning set forth in the Master Transaction Agreement.

"Liability" means, with respect to any Person, any debt, liability, expense, commitment or obligation of such Person of any kind, character or description, whether direct or indirect, fixed or unfixed, matured or unmatured, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP or SAP to be reflected in financial statements or disclosed in the notes thereto.

"Market-to-Book Ratio" means, as of any date of determination, the ratio of (a) the aggregate Fair Market Value of the Eligible Assets in the Trust Account as of such date to (b) the aggregate Book Value of such Eligible Assets as of such date.

"Master Transaction Agreement" has the meaning set forth in the Recitals.

"Measurement Periods" has the meaning set forth in Section 2.9(d).

"Monthly Accounting Period" means each calendar month ending after the date hereof and prior to the termination of this Agreement; provided that (a) the initial Monthly Accounting Period shall commence on the Effective Time and end on the last day of the calendar quarter in which the Effective Time occurs and (b) the final Monthly Accounting Period shall commence with the first day of the applicable calendar month and end at the end of the Recapture Effective Date or Termination Effective Date.

"NAIC" means The National Association of Insurance Commissioners.

"Net Payment Agreement" means the Net Payment Agreement, dated as of the date hereof, by and between the Reinsurer and Prudential Financial, Inc., a New Jersey corporation.

"Net Settlement Amount" has the meaning set forth in the Master Transaction Agreement.

"Net Settlement Statement" has the meaning set forth in the Master Transaction Agreement.

"New York Courts" has the meaning set forth in Section 15.6(b).

"NGE Criteria" has the meaning set forth in Section 2.4(a).

"Non-Guaranteed Elements" means, to the extent applicable to the Reinsured Contracts, the cost of insurance charges, rider charges, credited interest rates, mortality and expense charges, administrative expense risk charges, premium loads and any other policy features or terms that are subject to change at the election of Cedant, including such items set forth in Actuarial Standard of Practice 2-Non-Guaranteed Charges or Benefits for Life Insurance Policies and Annuity Contracts in effect as of the Effective Time and any successor rules for such Non-Guaranteed Elements as in effect from time to time.

"Objecting Party" has the meaning set forth in Section 6.3(a).

"OFAC Laws" means the sanctions Laws administered by the U.S. Treasury Department's Office of Foreign Assets.

"Original Fund" means the AST Multi-Sector Fixed Income Portfolio, which is the sole investment option for the Reinsured Contracts as of the Effective Date (other than the AST Money Market Fund).

"party" or "parties" has the meaning set forth in the Preamble.

"Permit" means any license, permit, authorization, approval, order, consent, registration, membership or qualification or accreditation under any applicable Law or with any Governmental Authority.

"Permitted Accommodation" has the meaning set forth in Section 2.8(a).

"Person" means any natural person, corporation, partnership, limited liability company, trust, joint venture or other entity, including a Governmental Authority.

"Personal Information" has the same meaning as the terms "nonpublic personal information," "personally identifiable information," "personal data," or the equivalent under any Applicable Privacy Law about a contractholder, beneficiary, insured or other natural Person whose information is provided by or on behalf of Cedant or its Representatives to Reinsurer or its Representatives in connection with this Agreement that is protected by Applicable Privacy Law.

"PLNJ" has the meaning set forth in Section 2.4(a).

"Premiums" means all premiums, considerations, deposits, charges, payments, policy fees and other amounts actually collected by or on behalf of Cedant in respect of the Reinsured Contracts.

"Producer" has the meaning set forth in the Master Transaction Agreement.

"Proposed Terminal Settlement Statement" has the meaning set forth in Section 13.2(a).

"Quarterly Accounting Period" means each calendar-quarter period ending after the date hereof and prior to the termination of this Agreement; provided that (a) the initial Quarterly Accounting Period shall commence at the Effective Time and end on the end of the last day of

the calendar quarter in which the Effective Time occurs and (b) the final Quarterly Accounting Period shall commence with the first day of the applicable calendar quarter and end at the end of the Recapture Effective Date or Termination Effective Date.

"Quarterly Funding Date" has the meaning set forth in Section 9.8(a).

"Quarterly Reports" means the Cedant Quarterly Report and the Reinsurer Quarterly Report.

"Quota Share" means one hundred percent (100%).

"RBC Ratio" means, for any U.S. domiciled insurance company, as of any calendar quarter end, the ratio (expressed as a percentage) of such company's "total adjusted capital" to its "company action level risk-based capital", as such terms are defined and prescribed by requirements promulgated by the NAIC and regulations adopted by the Insurance Regulator in such company's jurisdiction of domicile, which are in effect as of such date; provided that any calculation of the RBC Ratio as of a date other than the last day of a calendar year shall be based on such Person's good faith estimate.

"Recapture Closing Date" has the meaning set forth in Section 12.3(b).

"Recapture Effective Date" has the meaning set forth in Section 12.3(a).

"Recapture Event" means any of the following occurrences:

(a) an Insolvency Event of Reinsurer;

(b) Reinsurer's RBC Ratio is below 200% as of any calendar quarter-end and Reinsurer has not cured such shortfall within ninety (90) days following such quarter-end date;

(c) Reinsurer's statutory capital and surplus is below $250 million as of any calendar quarter-end and Reinsurer has not cured such shortfall within ninety (90) days following such quarter-end date;

(d) (A) Reinsurer fails (i) to timely pay any undisputed Cash Settlement Amounts in accordance with Section 6.4 or (ii) to timely fund the Trust Account in accordance with Section 9.7, and, in each case of (i) and (ii), such failure has not been cured within twenty (20) Business Days after delivery of written notice thereof from Cedant, and (B) the aggregate outstanding amount of such unpaid or unfunded amounts that remains uncured as of any date of determination is in excess of $500,000;

(e) a Reserve Credit Event occurs in Cedant's state of domicile and is continuing (i) for more than twenty (20) Business Days following the occurrence of such Reserve Credit Event or (ii) if earlier, the end of the calendar quarter during which such Reserve Credit Event occurred; or

(f) a Reserve Credit Event occurs in any applicable jurisdiction other than Cedant's state of domicile and is continuing (i) for more than twenty (20) Business Days

following the occurrence of such Reserve Credit Event or (ii) if earlier, the end of the calendar quarter during which such Reserve Credit Event occurred; provided, that Cedant has complied in all material respects with its obligations under Section 9.1 in connection with such loss of Reserve Credit in such jurisdiction.

"Recapture Notice" has the meaning set forth in Section 12.3(a).

"Receiving Party" has the meaning set forth in Section 15.14(a).

"Reinsured Contracts" means (a) the variable annuity contracts issued by Cedant between February 2013 and December 2020 outside of the State of New York and marketed as "Prudential Defined Income" (PDI), in each case that are identified in the seriatim list set forth in Schedule 1.1(a) and (b) any Discovered Contracts, in each case, including all supplements, endorsements, riders and cover notes thereto, all amendments and extensions thereof and all ancillary agreements entered into in connection therewith, but excluding any such contract in payout status as of the Effective Time except as specified in Schedule 1.1(a).

"Reinsured Liabilities" means the Quota Share of all of the following Liabilities of Cedant arising out of or relating to the Reinsured Contracts, whether payable from Cedant's general account or the Separate Account, but excluding Cedant Extra-Contractual Obligations, whether incurred at or after the Effective Time:

(a) all claims, benefits (including death benefits, lump sum payments, annuitization payments, deferred payments, payments in respect of market value adjustments, and any other settlement options), interest on policy funds, withdrawals, surrenders, amounts payable for returns or refunds of premiums, guaranteed minimum death benefits, incurred but not reported claims, unearned premiums, and other contract benefits, in each case, arising under the express terms and conditions of the Reinsured Contracts, and whether such amounts are escheated or paid to contractholders or beneficiaries of the Reinsured Contracts;

(b) subject to Section 2.8, all Liabilities arising out of any Permitted Accommodations;

(c) interest on claims and benefits solely to the extent that such interest on claims and benefits, together with any Permitted Accommodations within the scope of clauses (iv) or (v) (and not within the scope of clauses (i), (ii) or (iii)) of the definition thereof, do not exceed $1,000,000 in aggregate during the ten-year period following the Effective Date or in any subsequent ten-year period during the term of this Agreement; and

(d) all Reinsurer Extra-Contractual Obligations.

"Reinsurer" has the meaning set forth in the Preamble.

"Reinsurer Extra-Contractual Obligations" means (i) all Extra-Contractual Obligations to the extent arising out of, resulting from or related solely to any act or omission undertaken by Cedant or its Affiliates at the prior and express written direction or request of Reinsurer or any of its Affiliates, (ii) all Extra-Contractual Obligations arising as a result of the implementation of Reinsurer's recommendations with respect to the setting of Non-Guaranteed Elements pursuant

to Section 2.4(a); (iii) all Extra-Contractual Obligations arising out of any Substitution pursuant to Section 2.9 and (iv) the Quota Share of any Extra-Contractual Obligation to the extent arising out of a Contested Claim in which Reinsurer participates in accordance with Section 9.3; provided that, for the avoidance of doubt, with respect to subclause (i), Reinsurer providing its consent to any action or omission under the terms of this Agreement shall not constitute a Reinsurer Extra-Contractual Obligation.

"Reinsurer Quarterly Report" has the meaning set forth in Section 6.1.

"Reinsurer Reserves" means, as of any date of determination, (i) with regard to Reinsured Contracts in pre-payout status, eighty-seven percent (87%) of the aggregate statutory reserve amount for the General Account Liabilities, and (ii) with regard to Reinsured Contracts in payout status, one hundred percent (100%) of the aggregate statutory reserve amount for the General Account Liabilities, in each case, as determined in accordance with SAP applicable to Reinsurer, as calculated as of such date on a stand-alone basis without regard to any diversification or aggregation benefits that may be available based on other business of Reinsurer, and without giving effect to any retrocession by Reinsurer of any General Account Liabilities.

"Relevant Contracts" has the meaning set forth in Section 2.4(a).

"Replacement Fund" has the meaning set forth in Section 2.9(g).

"Representatives" means, with respect to any Person, such Person's Affiliates and its and their respective directors, officers, employees, agents, advisors, retrocessionaires and other representatives.

"Required Balance" means, as of any date of determination, an amount equal to the sum of (i) (a) the product of 1.04 *multiplied by* (b) (x) upon the occurrence and during the continuation of any FMV Triggering Event, the Cedant Reserves and (y) at all other times, the Reinsurer Reserves *plus* (ii) the Unamortized IMR Amount, each as of such date; provided that the Required Balance shall in no event be less than zero.

"Reserve Credit" means full statutory financial statement credit for the reinsurance ceded to Reinsurer under this Agreement in Cedant's statutory financial statements required to be filed by Cedant with the Insurance Regulator in Cedant's state of domicile and any other applicable jurisdiction.

"Reserve Credit Event" means any event or circumstance that would cause Cedant not to be permitted to take Reserve Credit.

"Revenue Share Change" has the meaning set forth in Section 2.9(c).

"Review Period" has the meaning set forth in Section 13.2(b).

"Revenue Share Amount" has the meaning set forth in Section 3.2(a).

"SAP" means, as to any Person, the statutory accounting principles and practices prescribed by the Insurance Regulator in the jurisdiction in which such Person is domiciled, consistently applied.

"Separate Account" means the registered and unregistered separate account of Cedant applicable to the Reinsured Contracts identified in Schedule 1.1(c).

"Separate Account Liabilities" has the meaning set forth in Section 2.9.

"Separate Account Modco Adjustment" has the meaning set forth in Section 6.7.

"Separate Account Modco Adjustment Report" has the meaning set forth in Section 6.7.

"Separate Account Net Transfer Amount" means, with respect to each Accounting Period, an amount (which may be negative) equal to (a) the aggregate amount paid out of the Separate Account during such Accounting Period with respect to the Reinsured Contracts, whether directly to Cedant or to the contractholder or beneficiary of any Reinsured Contract as contemplated in Section 2.9(a), including with respect to (i) the payment of any Separate Account Liabilities, or (ii) any mortality and expense risk charges, administrative expense charges, cost of insurance charges, rider charges, contract maintenance charges, back-end sales loads and other considerations billed separately with respect to the Reinsured Contracts, and any other charges, fees, and similar amounts received by Cedant from the Separate Account with respect to the Reinsured Contracts; *minus* (b) all amounts deposited into the Separate Account by or on behalf of Cedant during such Accounting Period in respect of the Reinsured Contracts pursuant to the express terms and conditions of the Reinsured Contracts.

"Separate Account Reserves" means, as of any date of determination, the aggregate amount of statutory reserves of Cedant attributable to the Separate Account Liabilities, calculated in accordance with SAP applicable to Cedant.

"Settlement Date" has the meaning set forth in Section 6.4(b).

"Statement of Objection" has the meaning set forth in Section 13.2(c).

"Statutory Financial Statements" means, with respect to any insurance company, the annual and quarterly statutory financial statements of such insurance company filed with the Insurance Regulator for such party's jurisdiction of domicile.

"Subaccount" means the subaccount of the Separate Account that invests in the Fund. As of the Closing Date, the "Subaccount" is the subaccount of the Separate Account that invests in the Original Fund.

"Substitution" has the meaning set forth in Section 2.9(g).

"Substitution Consent" has the meaning set forth in Section 2.9(f).

"Substitution Notice" has the meaning set forth in Section 2.9(g).

"Tax" means any and all federal, state, foreign or local income, gross receipts, premium, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, goods and services, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, fee, duty, levy, custom, tariff, impost, assessment or charge of the same or of a similar nature to any of the foregoing, including any interest, penalty or addition thereto.

"Tax Authority" means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

"Termination Date" means the date on which this Agreement terminates, whether through a full recapture or otherwise.

"Terminal Settlement Amount" means the amount of the payment due in respect of the recapture of the Reinsured Liabilities pursuant to Article XIII, as calculated in accordance with the Terminal Settlement Methods pursuant to the procedures set forth in Article XIII.

"Terminal Settlement Asset Value" has the meaning set forth in Section 13.2(a).

"Terminal Settlement Assets" has the meaning set forth in Section 13.1(b).

"Terminal Settlement Date" has the meaning set forth in Section 13.1(b).

"Terminal Settlement Methods" has the meaning set forth in Section 13.1(a).

"Termination Closing Date" has the meaning set forth in Section 12.3(c).

"Termination Effective Date" has the meaning set forth in Section 12.3(c).

"Termination Event" means (a) Cedant fails to pay any undisputed Cash Settlement Amounts in accordance with Section 6.4 and such failure has not been cured within twenty (20) Business Days after delivery of written notice thereof from Reinsurer, and (b) the aggregate outstanding amount of such unpaid amounts that remains uncured as of any date of determination is in excess of $500,000.

"Termination Notice" has the meaning set forth in Section 12.3(c).

"Trust Account" has the meaning set forth in the Trust Agreement.

"Trust Agreement" has the meaning set forth in the Recitals.

"Trustee" has the meaning set forth in the Recitals.

"Unamortized IMR Amount" means, with respect to any date of determination, the portion of the IMR Amount that remains unamortized as of such date, determined in accordance with SAP applicable to Reinsurer.

"VM-21" means, as of any date of determination, the Requirements for Principles-Based Reserves for Variable Annuities, including all relevant definitions, from the NAIC Valuation

Model as currently modified by Actuarial Guideline XLVIII, or any successor actuarial guideline, regulation or accreditation standard thereto, stated in the NAIC Valuation Manual then in effect.

"Written Agreement" means, with respect to any Person, any written agreement, contract, lease, instrument or other written, legally binding obligation to which such Person is a party or is otherwise subject or bound.

1.2 Interpretation.

(a) As used in this Agreement, references to the following terms have the meanings indicated:

(i) to the Preamble or to the Recitals, Sections, Articles, Exhibits or Schedules are to the Preamble or a Recital, Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise clearly indicated to the contrary;

(ii) unless otherwise specified herein, to any Written Agreement (including this Agreement) are to the Written Agreement as amended, modified, supplemented or replaced from time to time as permitted pursuant to the terms hereof;

(iii) to any Law are to such Law as amended, modified, supplemented or replaced from time to time and all regulations promulgated thereunder, and to any section of any Law include any successor to such section;

(iv) to any Governmental Authority include any successor to the Governmental Authority;

(v) to any Affiliate include any successor to such Affiliate;

(vi) to any "copy" of any Written Agreement or other document or instrument are to a true, complete and correct copy thereof;

(vii) to "hereof," "herein," "hereunder," "hereby," "herewith" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary;

(viii) to the "date of this Agreement," "the date hereof" and words of similar import refer to June 30, 2023; and

(ix) to "this Agreement" includes the Exhibits and Schedules.

(b) Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a Business Day, the party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty.

Unless otherwise indicated, the word "day" shall be interpreted as a calendar day. With respect to any determination of any period of time, unless otherwise set forth herein, the word "from" means "from and including" and the word "to" means "to but excluding."

(c) The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(d) References to a "party" means Cedant or Reinsurer and references to "parties" means Cedant and Reinsurer unless the context otherwise requires.

(e) References to "dollars" or "$" mean United States dollars, unless otherwise clearly indicated to the contrary. Whenever any cash amount is payable hereunder, such amount shall be paid to the Person entitled to receive such payment by wire transfer of immediately available funds to one or more accounts specified in writing by the recipient.

(f) Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The word "or" shall not be disjunctive and shall mean "and/or" unless otherwise provided. The word "will" shall be construed to have the same meaning and effect as the word "shall." Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person or thing referred to may require. References to any Person include such Person's predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(g) The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption, burden of proof or rule of strict construction shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) No summary of this Agreement prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement.

(i) All capitalized terms used without definition in the Exhibits and Schedules to this Agreement shall have the meanings ascribed to such terms in this Agreement.

## ARTICLE II

## REINSURANCE OF REINSURED LIABILITIES

2.1 Plan of Reinsurance. Subject to the terms and conditions of this Agreement, as of the Effective Time, Cedant hereby cedes to Reinsurer, and Reinsurer hereby agrees to reinsure and indemnify Cedant (a) on a coinsurance basis for the Quota Share of the General Account Liabilities and (b) on a modified coinsurance basis for the Quota Share of the Separate Account Liabilities. This Agreement is an indemnity reinsurance agreement solely between Cedant and

Reinsurer and shall not create any legal relationship whatsoever between Reinsurer and any Person other than Cedant. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is recaptured or terminated as provided herein.

2.2 Reinstatement of Reinsured Contracts. Reinsured Contracts ceded under this Agreement shall include any Reinsured Contract that is terminated, lapsed or surrendered, and later reinstated or reissued pursuant to the express terms of such Reinsured Contract, Cedant's administrative policies set forth in Schedule 2.2, as such policies and procedures may be reasonably amended by Cedant from time to time, or requirements of any Governmental Authority, and will be automatically reinsured by Reinsurer in accordance with the terms of this Agreement. If any Reinsured Contract is reinstated prior to the termination of this Agreement in accordance with the preceding sentence, the reinsurance for such Reinsured Contract under this Agreement shall be reinstated automatically. Cedant shall pay to Reinsurer the Quota Share of all amounts received by Cedant in connection with the reinstatement of such Reinsured Contract, and thereafter Reinsurer shall be entitled to receive all Additional Consideration relating to such reinstated Reinsured Contract.

2.3 Follow the Fortunes. Reinsurer's liability under this Agreement shall commence at the Effective Time, and Reinsurer's liability under this Agreement shall, subject to the terms, conditions and limits of this Agreement, be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, and proportion of Premiums paid to, and the recoveries benefiting, Cedant with respect to the Reinsured Liabilities and Reinsured Contracts, the true intent of this Agreement being that Reinsurer shall, subject to the terms, conditions, and limits of this Agreement and the Master Transaction Agreement and the other Ancillary Agreements, follow the fortunes of Cedant with respect to the Reinsured Liabilities and the Reinsured Contracts.

2.4 Non-Guaranteed Elements.

(a) From and after the Closing Date, Reinsurer may make written recommendations to Cedant with respect to the setting of Non-Guaranteed Elements; provided that any such recommendation shall be in accordance with the terms of the Reinsured Contracts and the requirements of applicable Law and Insurance Regulators and applicable actuarial standards of practice (together, the "NGE Criteria"). Cedant shall consider reasonably and in good faith any such recommendation that complies with the NGE Criteria, but in no event shall Cedant be under any obligation to consider or implement any recommendation to (i) change any defined income benefit charge in respect of any Reinsured Contract from the level of such charge as of the Effective Date or (ii) reduce any contingent deferred sales charge, annual maintenance fee, mortality & expense risk charge or administration charge from the level of such charge as of the Effective Date, and any recommendation to make a change of the type described in the foregoing clauses (i) or (ii) shall be deemed to be inconsistent with the NGE Criteria; provided, that, to the extent that Cedant or Pruco Life Insurance Company of New Jersey, a New Jersey-domiciled life insurance company that is Affiliated with Cedant ("PLNJ"), makes any of the changes described in the foregoing clauses (i) and (ii) with respect to the non-guaranteed elements under 10% or more of the "Prudential Defined Income" variable annuity contracts issued by PLNJ or under 10% or more of the "Highest Daily Lifetime Income Benefit" variable annuity contracts issued by Cedant or PLNJ ("Relevant Contracts"), then Reinsurer shall be

permitted to recommend that Cedant make such changes to the Non-Guaranteed Elements under the Reinsured Contracts to the extent consistent with the changes made to the Relevant Contracts, if such recommended change would be in accordance with the NGE Criteria, and Cedant shall consider any such recommendations reasonably and in good faith. If Cedant implements Reinsurer's recommendations, then Reinsurer shall indemnify Cedant for all Extra-Contractual Obligations arising as a result of the acceptance and implementation of such recommendations. If Cedant implements any change to any Non-Guaranteed Elements that is neither recommended by Reinsurer nor required by the NGE Criteria, then Cedant shall indemnify Reinsurer for all Losses incurred by Reinsurer arising out of such change.

(b) For the avoidance of doubt, nothing in this Section 2.4 shall confer to Reinsurer the ability to make recommendations to Cedant other than specifically with respect to the setting of Non-Guaranteed Elements in respect of the Reinsured Contracts. Reinsurer's recommendations with respect to the setting of Non-Guaranteed Elements shall not include any recommendation as to the regulatory approval, litigation management or policyholder communications in respect of Non-Guaranteed Elements, or any other matter involving or relating to Non-Guaranteed Elements. Nothing in this Section 2.4 or in Section 2.8 shall be construed to prevent Cedant from granting any Permitted Accommodation in accordance with Section 2.8 or require Cedant to indemnify Reinsurer therefor.

(c) Notwithstanding any other provision of this Agreement, Cedant shall retain the ultimate authority to make all final decisions with respect to all Non-Guaranteed Elements.

2.5 Discovered Contracts.

(a) In the event Cedant discovers a Discovered Contract, Cedant shall promptly notify Reinsurer in writing of the existence of such Discovered Contract (the date of notification, the "DC Notification Date"). Subject to Section 2.5(b), the parties shall cooperate in good faith to include such Discovered Contract as a Reinsured Contract hereunder; provided that (a) any Discovered Contract for which Cedant has provided Reinsurer with reasonable evidence that such Discovered Contract was included in the calculation of the Net Settlement Amount and taken into consideration in the Net Settlement Statement in a manner to appropriately take into account such Discovered Contract (as though such Discovered Contract had been included in the seriatim listing of Reinsured Contracts set forth in Schedule 1.1(a)) will be deemed a Reinsured Contract without any further action from the parties, and such Discovered Contract shall be treated as a Reinsured Contract hereunder as though it had originally been included as such as of the Effective Time; and (b) for any Discovered Contract for which Cedant has not provided Reinsurer with reasonable evidence that such Discovered Contract was included in the calculation of the Net Settlement Amount and taken into consideration in the Net Settlement Statement in a manner to appropriately take into account such Discovered Contract, then Cedant shall calculate the Discovered Contract Transfer Amount for such Discovered Contract and report such amount in the Cedant Quarterly Report for the Quarterly Accounting Period in which the DC Notification Date occurred, and Cedant shall transfer to the Trust Account cash and/or other Eligible Assets having a Fair Market Value equal to the Discovered Contract Transfer Amount with respect to such Discovered Contract not later than the corresponding Settlement Date, and such Discovered Contract shall be treated as a Reinsured Contract hereunder effective

as of the beginning of the Quarterly Accounting Period immediately following the DC Notification Date.

(b) Notwithstanding the foregoing in Section 2.5(a), Reinsurer will not be obligated to accept any Discovered Contracts pursuant to Section 2.5(a) upon the occurrence of the earliest of (i) June 30, 2024, (ii) the date on which the aggregate number of Discovered Contracts (by Contract count) ceded pursuant to Section 2.5(a) exceeds eight hundred (800) and (iii) the date on which the aggregate account value in respect of all the Discovered Contracts ceded pursuant to Section 2.5(a) exceeds $100,000,000; provided, however, that under no circumstances shall Reinsurer be obligated to accept any single Discovered Contract pursuant to Section 2.5(a) that has an account value greater than $1,000,000.

2.6 Misstatement of Fact. If Cedant's Liability under any of the Reinsured Contracts is changed because of a correction of a misstatement of age, sex or any other material fact, Reinsurer shall: (a) assume its Quota Share of that portion of any increase in Cedant's liability resulting from the change; and (b) receive credit for its Quota Share of that portion of any decrease in Cedant's liability resulting from the change.

2.7 Retrocession. Reinsurer may retrocede all or any portion of the Liabilities reinsured hereunder to one or more Persons; provided that Reinsurer shall provide Cedant with written notice of any retrocession of the Reinsured Liabilities within thirty (30) days following entry into the applicable retrocession agreement. For the avoidance of doubt, no retrocession by Reinsurer of any Reinsured Liabilities shall relieve Reinsurer of any of its obligations under this Agreement or any other Ancillary Agreement (as defined in the Master Transaction Agreement).

2.8 Changes to Reinsured Contracts.

(a) From and after the Effective Time, Cedant shall have the right to make changes, amendments or modifications to the terms and conditions of any of, or provide waivers, reimbursements or allowances with respect to, the Reinsured Contracts (collectively, "Accommodations") to the extent (i) initiated by a policyholder pursuant to the express terms of the Reinsured Contracts, (ii) required by any Governmental Authority, (iii) required by applicable Law, (iv) resulting from corrective processing updates to contractholder payments and account value made in the ordinary course of business or (v) otherwise granted in accordance with then-current generally applicable practices and procedures of Cedant (any amendment, modification, waiver, reimbursement or allowance granted in accordance with this sentence, a "Permitted Accommodation"). To the extent that, after the Effective Time, (i) Cedant makes any Permitted Accommodation and (ii) the Reinsured Liabilities are changed because of such Permitted Accommodation, Reinsurer will automatically reinsure its Quota Share of such Reinsured Liabilities on the reinsurance basis set forth in Section 2.1 and Cedant and Reinsurer shall make in good faith all appropriate adjustments to amounts due to each other under this Agreement; provided that if the Permitted Accommodations described in clause (iv) and (v) and not within the scope of clauses (i), (ii) or (iii) would result in an increase in the General Account Liabilities of more than $1,000,000 in aggregate during the ten-year period following the Effective Date or in any subsequent ten-year period during the term of this Agreement, then the increase in the General Account Liabilities hereunder resulting from such Permitted Accommodation shall be capped at $1,000,000 for the entirety of such ten-year period. Cedant

shall include in each Cash Settlement Statement hereunder the amount of General Account Liabilities for the applicable Quarterly Accounting Period resulting from Permitted Accommodations described in clause (iv) and not within the scope of clauses (i), (ii) or (iii).

(b) Except as expressly contemplated by Section 2.8(a), any such Accommodations with respect to any of the Reinsured Contracts shall not be reinsured hereunder unless made by Cedant with the written approval of Reinsurer, and if such approval has not been provided then this Agreement will cover Reinsured Liabilities as if the non-approved changes, amendments, modifications, waivers or accommodations had not been made.

(c) For the avoidance of doubt, none of the actions contemplated in Section 2.2 (Reinstatement of Reinsured Contracts), Section 2.4 (Non-Guaranteed Elements), Section 2.6 (Misstatement of Fact) or Section 2.9 (Separate Account) shall constitute Accommodations for purposes of this Section 2.8.

2.9 Separate Account.

(a) Notwithstanding anything contained in this Agreement to the contrary, Cedant shall hold the amount invested on a variable basis in accordance with the terms of the Reinsured Contracts in the Separate Account, and shall deposit Premiums with respect to such Reinsured Contracts in the Separate Account to the extent required to be deposited therein by the terms of such Reinsured Contracts. From and after the Effective Time, Cedant shall retain and own all assets contained in the Separate Account and shall hold the Separate Account Reserves with respect to the Reinsured Contracts that are funded, in whole or in part, by the Separate Account and such Separate Account Reserves shall be reported by Cedant on its Separate Account balance sheets, consistent with SAP applicable to Cedant. All Reinsured Liabilities that by the terms of the Reinsured Contracts contemplate payment from the Separate Account (the "Separate Account Liabilities") shall be paid out of the Separate Account to the extent so contemplated. As of the Closing Date, the parties will record on their respective books and records an initial modified coinsurance reserve adjustment to the extent necessary to reflect the cession of the Separate Account Liabilities hereunder on a modified coinsurance basis.

(b) From and after the Closing Date, Cedant shall give written notice to, and consult with, Reinsurer prior to initiating the removal, addition or substitution of any underlying fund for investment by contractholders under the Reinsured Contracts; and no such change may be made without the Reinsurer's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) that would reasonably be expected to have, in the aggregate, an adverse and non-*de minimis* effect on the Revenue Share Amounts, Separate Account Net Transfer Amounts or Separate Account Liabilities. The parties agree that any actions taken by the board of directors, board of trustees or beneficial owners of an underlying fund offered through the Separate Account shall not be subject to any right of Reinsurer to receive prior notice or be consulted with respect thereto; provided that Cedant's written recommendations to any such board of directors, board of trustees or beneficial owners with respect to the removal, addition or substitution of any underlying fund for any underlying fund currently available for investment by policyholders under the Reinsured Contracts shall be subject to this Subsection.

(c) Cedant shall not, and shall cause its Affiliates (excluding any investment fund managed by an independent board of directors, board of trustees or similar body and any registered investment adviser thereto) not to (A) initiate, consent to or otherwise permit a change to (i) the operation (including any plan of operations) of the Subaccount that would reasonably be expected to have, in the aggregate, an adverse and non-*de minimis* effect on the Revenue Share Amounts, Separate Account Net Transfer Amounts or Separate Account Liabilities or (ii) the plan of operations of the Separate Account that would reasonably be expected to have, in the aggregate, a material and adverse effect on the Revenue Share Amounts, Separate Account Net Transfer Amounts or Separate Account Liabilities, and, in each case of (i) and (ii), for which Cedant or such Affiliate (and not any independent fund board or directors, board or similar body and any registered investment adviser thereto) has the right to make such change, or (B) agree to any amendment, modification, replacement or restatement of any Investment Option Agreement related to Subaccount to the extent such change, amendment, modification, replacement or restatement would reasonably be expected to have, in the aggregate considering all positive and adverse effects thereof, an adverse and non-*de minimis* effect on the Revenue Share Amounts, Separate Account Net Transfer Amounts or Separate Account Liabilities, except, in the case of each of (A) and (B), (v) in response to (1) a change initiated by the underlying investment fund or its Affiliate (unless such fund or Affiliate is an Affiliate of Cedant and is not managed by an independent board of directors, board of trustees or similar body or any registered investment adviser thereto), (2) a change in applicable Law to the extent of any adverse and non-*de minimis* effect on Cedant's or its Affiliate's rights or obligations, or (3) a material breach of an Investment Option Agreement by the underlying investment fund or its Affiliate, (w) as required by applicable Law, (x) as otherwise permitted by this Section 2.9, or (y) with Reinsurer's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), in which case of changes under clauses (v) through (x), Cedant shall, to the extent practicable and legally permissible, consult with the Reinsurer as to any such change; provided, however, that if (I) Cedant is no longer an Affiliate of the Fund or the investment manager of the Fund and (II) the Fund or the investment manager of the Fund initiates any amendment, modification, replacement or restatement of any Investment Option Agreement related to the Subaccount that would reasonably be expected to have, in the aggregate considering all positive and adverse effects thereof, an adverse and non-*de minimis* effect on the Revenue Share Amounts (a "Revenue Share Change"), then Reinsurer shall be permitted to deliver a Substitution Notice and pursue a Substitution with respect to the Fund in accordance with Section 2.9(g). For the avoidance of doubt, the parties agree that (i) any actions that may be taken by third parties unilaterally pursuant to the terms of any agreement, and (ii) any actions taken by the board of directors, board of trustees, investment adviser, or beneficial owners of an underlying investment fund offered through the Separate Account, shall not be limited by or subject to any right of Reinsurer to consent thereto pursuant to this Section 2.9(c), except to the extent Cedant or any of its Affiliates (unless such Affiliates may not give effect to such Reinsurer consent under applicable Law (including, without limitation, common law or statutory fiduciary duties)) has a right to consent to such action.

(d) Following each Quarterly Accounting Period hereunder, Cedant shall report to Reinsurer, as part of the Cedant Quarterly Report, (i) the average annual total rate of return expressed as a percentage, net of all investment fees and expenses associated with the Fund, inclusive of Revenue Share Amounts, but net of expense waivers and reimbursements (which total annual fees and expenses of the Fund the parties acknowledge are 71.95 basis points as of

the date of this Agreement), (but for the avoidance of doubt, gross of mortality and expense risk charges, administrative expense charges, cost of insurance charges, rider charges, contract maintenance charges, back-end sales loads and other considerations billed separately with respect to the Reinsured Contracts) ("Fund Return") for each of the Measurement Periods applicable to such Quarterly Accounting Period and (ii) the average gross annual total rate of return (expressed as a percentage) of the applicable Benchmark for each such period. An "Underperformance Event" shall be deemed to have occurred hereunder if, for any Quarterly Accounting Period ending on or after December 31, 2024, (A) the total rate of return of the Benchmark exceeds the Fund Return for the applicable 1-year period ending at the end of such Quarterly Accounting Period by more than forty (40) basis points and (B) the total rate of return of the Benchmark exceeds the Fund Return for the shorter of (x) the three-year period ending at the end of such Quarterly Accounting Period and (y) the period starting on January 1, 2023 and ending at the end of such Quarterly Accounting Period by more than forty (40) basis points (the periods referred to in clauses (A) and (B), the "Measurement Periods"), in each case, as specified in the Cedant Quarterly Report. If any Cedant Quarterly Report indicates that an Underperformance Event has occurred as of the end of the applicable Quarterly Accounting Period, then Reinsurer may deliver a written notice to Cedant within ten (10) Business days following receipt of the applicable Cedant Quarterly Report (an "Underperformance Notice") asserting that such Underperformance Event has occurred and requesting that such Underperformance Event be cured. With respect to each Underperformance Notice, the "Underperformance Date" shall be the last day of the Quarterly Accounting Period corresponding to the Cedant Quarterly Report that indicated that an Underperformance Event had occurred.

(e) Cedant shall provide Reinsurer with written notice of any change to the benchmark for the Original Fund (a "Benchmark Change Notice") promptly after filing any supplemental or updated prospectus for the Original Fund reflecting such change to the benchmark (a "Benchmark Change"). Reinsurer shall have ten (10) Business Days following receipt of a Benchmark Change Notice to provide its consent to the Benchmark Change. If Reinsurer provides its consent to the Benchmark Change, the "Benchmark" for purposes of this Section 2.9 shall be the benchmark as set forth in the Benchmark Change Notice. If Reinsurer does not provide its consent to the Benchmark Change within the ten (10) Business Days following the receipt of a Benchmark Change Notice, the "Benchmark" for purposes of Section 2.9 shall nonetheless be (x) the benchmark described in clause (i) of the definition thereof without regard to such change or (y) to the extent the Reinsurer had previously provided its consent to a Benchmark Change, the benchmark as set forth in the Benchmark Change Notice consented to by Reinsurer.

(f) For any Quarterly Accounting Period from and after the Effective Time, so long as the Original Fund remains the "Fund" hereunder as of the end of such Quarterly Accounting Period, if the total annual investment management fees and expenses (net of expense waivers and reimbursements) with respect to investments by the Separate Account attributable to the Reinsured Contracts exceed 71.95 basis points, then Cedant may notify Reinsurer in writing (such notice, a "Substitution Consent"), not later than thirty (30) days following the end of such Quarterly Accounting Period, of its election to permit Reinsurer to deliver a Substitution Notice and pursue a Substitution in accordance with Section 2.9(g). If (and only if) Cedant shall not have delivered a Substitution Consent within such 30-day period, then Reinsurer shall be entitled

to compensation for such excess fees and expenses in respect of such Quarterly Accounting Period pursuant to and in accordance with the terms of the Net Payment Agreement.

(g) If (v) an Underperformance Notice has been duly delivered in accordance with Section 2.9(d), and no Substitution has been effected since the start of the Measurement Periods corresponding to such Underperformance Notice, and an Underperformance Event has occurred as of the end of the Quarterly Accounting Period ending on the two-year anniversary of the Underperformance Date; (x) the Reinsurer has not provided its consent to a Benchmark Change in accordance with Section 2.9(e), and no Substitution has been effected since the Benchmark Change occurred, and an Underperformance Event has occurred as of the end of the Quarterly Accounting Period ending on the two-year anniversary of the last day of the Quarterly Accounting Period in which the Benchmark Change occurred; (y) Cedant has delivered a Substitution Consent pursuant to Section 2.9(f), or (z) a Revenue Share Change has occurred in accordance with Section 2.9(c), then Reinsurer may deliver a notice (a "Substitution Notice") within one hundred eighty (180) days after becoming aware of the occurrence of such an event or receipt of such notice (as applicable), demanding that Cedant endeavor to replace the Fund, and if such Substitution Notice is not so delivered within such period, then Reinsurer's right to replace the Fund shall be deemed to have been waived, except that upon any new occurrence of such event or receipt of such notice under (v) through (z) Reinsurer shall again have the right to deliver a Substitution Notice in accordance with this sentence. Promptly following receipt of a Substitution Notice, Cedant shall use reasonable best efforts to substitute or to cause to be substituted, at Reinsurer's sole cost and expense, the shares of the existing Fund for shares of a registered investment company selected by the Reinsurer (a "Replacement Fund"), as the underlying investment option for the Reinsured Contracts (a "Substitution") as promptly as reasonably practicable, subject to all requirements of applicable Law and receipt of all consents, approvals, waivers, authorizations and non-disapprovals of Governmental Authorities necessary, proper or advisable to consummate the Substitution ("Approvals"); provided, however that Cedant shall not be required to pursue such Substitution via the correspondence procedure reflected in the SEC's Investment Company Act Release No. 34199; provided, further that, the Replacement Fund selected by Reinsurer must (i) be in compliance with the requirements of applicable Law and Governmental Authorities, (ii) have investment objectives, strategies and risks that are substantially similar to those of the existing Fund, (iii) have aggregate fees and expenses that are the same or lower than those of the existing Fund and (iv) otherwise be reasonably likely to be approved by the SEC as the sole investment option for the Reinsured Contracts, in the case of each of (i), (ii), (iii) and (iv), as determined by the Reinsurer in good faith following consultation with Cedant. Cedant's use of reasonable best efforts may include (A) entering, or causing its Affiliates to enter into a Written Agreement, including any Investment Option Agreement, for the Separate Account to invest in the Replacement Fund, upon terms reasonably acceptable to Cedant and (B) preparing and filing with any Governmental Authority, including the SEC and any Insurance Regulator, as applicable, all consents, filings, notices or applications necessary, proper or advisable to obtain the Approvals; provided that Cedant shall not be required to effect any Substitution or enter into any such Written Agreement, or submit to any requirement or condition in connection therewith if such requirement or condition would reasonably be expected to materially adversely affect Cedant's legal, economic, financial, tax, regulatory or reputational risk or exposure as compared to its risk or exposure prior to such Substitution. Cedant shall consult and reasonably cooperate with Reinsurer with respect to the obtaining of all Approvals, and shall keep the Reinsurer apprised at reasonable intervals of the

status of such matters. In connection with a Substitution, the then-current secondary benchmark (or, if there is only a single benchmark, such benchmark) for the Replacement Fund (as set forth in the then-current prospectus for such Replacement Fund) shall become the "Benchmark" hereunder, unless the parties hereto mutually agree upon an alternative benchmark. Notwithstanding the foregoing, in no event shall Reinsurer be entitled to require Cedant to replace the Fund more than once in any period of five (5) consecutive years during the term of this Agreement, other than a Substitution Notice delivered as a result of a Revenue Share Change.

(h) Any Extra-Contractual Obligation arising out of any Substitution pursuant to this Section 2.9 shall constitute a Reinsurer Extra-Contractual Obligation hereunder.

2.10 Internal Replacements. Without the prior written consent of Reinsurer, Cedant will not, and will cause its Affiliates to not, undertake, solicit, sponsor or support, directly or indirectly, any program of internal replacement with respect to any policyholder, owner or insured under any Reinsured Contract. The term "program of internal replacement" means any Cedant or Affiliate corporate initiated, sponsored, supported or maintained program to offer on a targeted, systematic or programmatic basis to policyholders, owners or insureds under any Reinsured Contracts for intended (i) conversion or exchange of Reinsured Contracts or a portion thereof for other policies or contracts that are written by Cedant or any of its Affiliates and not reinsured under this Agreement, (ii) surrender, lapse or annuitization of Reinsured Contracts, including any "buy-out" or "enhanced surrender value" or "orphan" program; provided, however, that the following actions taken by Cedant or its Affiliates shall not constitute or be deemed a "program of internal replacement:" (x) independent actions taken by any Producers other than employees of Cedant or its Affiliates or (y) otherwise issuing policies to any Person who contacts Cedant on his or her own initiative without breach of any other term of this Section.

## ARTICLE III

## REINSURANCE PREMIUM; ADDITIONAL CONSIDERATION

3.1 Initial Payments.

(a) As consideration for Reinsurer entering into this Agreement, on the Closing Date, Reinsurer shall pay to Cedant cash in an amount equal to the absolute value of the Net Settlement Amount. The Net Settlement Amount shall be settled in accordance with Section 2.04 of the Master Transaction Agreement.

(b) On the Closing Date, Reinsurer shall transfer to the Trust Account Eligible Assets such that the aggregate Book Value of Eligible Assets in the Trust Account is not less than the Estimated Initial Trust Funding Amount (as defined in the Master Transaction Agreement).

3.2 Additional Consideration. As additional consideration for Reinsurer entering into this Agreement, Reinsurer shall be entitled to receive the Quota Share of the following amounts with respect to the Reinsured Contracts attributable to periods at or after the Effective Time (the "Additional Consideration"):

(a) Premiums received at or after the Effective Time by or on behalf of Cedant;

(b) all revenue sharing fees, service fees, distribution fees and other amounts received by Cedant under the Investment Option Agreements from or in respect of any mutual fund organization's mutual funds as funding vehicles to the extent attributable to the Reinsured Contracts (collectively, the "Revenue Share Amounts"); and

(c) all other amounts received at or after the Effective Time by the Ceding Company with respect to the Reinsured Contracts (without duplication of Premiums and Revenue Share Amounts).

3.3 Ongoing Liabilities of Reinsurer. From and after the Effective Time, Reinsurer shall indemnify Cedant, in accordance with the settlement procedures set forth in Article VI, for all Reinsured Liabilities.

## ARTICLE IV

## EXPENSE ALLOWANCE

4.1 Expense Allowance. From and after the Effective Time, Cedant shall be entitled to an expense allowance with respect to the Reinsured Contracts based on Reinsurer's Quota Share (the "Expense Allowance"), which Expense Allowance shall be paid to Cedant in accordance with the settlement procedures set forth in Article VI and calculated in accordance with Schedule 4.1. Reinsurer will bear no part of the expenses incurred in connection with the Reinsured Contracts, except as otherwise provided herein. Reinsurer will not reimburse Cedant for any premium Taxes or other Taxes of Cedant or guaranty association assessments paid by Cedant in connection with the Reinsured Contracts, except as may be included in the Expense Allowance.

4.2 Commissions. From and after the Effective Time, Reinsurer shall owe to Cedant an amount equal to the commission amounts set forth on Schedule 4.2 with respect to each Accounting Period ending after the Effective Time ("Commissions"). Reinsurer will bear no part of any commission amounts incurred in connection with the Reinsured Contracts, except as otherwise provided herein.

## ARTICLE V

## RESERVED

## ARTICLE VI

## ACCOUNTING, SETTLEMENT AND REPORTING

6.1 Reinsurer Quarterly Report. Within fifteen (15) Business Days after the end of each Quarterly Accounting Period, Reinsurer shall deliver to Cedant a report (the "Reinsurer Quarterly Report") in the form of, and containing for such Quarterly Accounting Period the information reflected in, Schedule 6.1, including (a) the information reflected in, Schedule 6.1(a), including (i) a listing of each Asset on deposit in the Trust Account, identifying any Asset that is

not an Eligible Asset; provided that any Assets held in the Trust Account in excess of the Required Balance are not required to be Eligible Assets; (ii) a listing of the Fair Market Value and Book Value of the Assets, both on an asset-by-asset basis and aggregate basis, and (iii) a calculation of the Reinsurer Reserves and the Unamortized IMR Amount as of the end of such Quarterly Accounting Period, together with a copy of the Applicable Models used to calculate such Reinsurer Reserves, and (b) except during the continuation of any FMV Triggering Event, a statement in the form of Schedule 6.1(b) calculating the Required Balance as at the end of such Quarterly Accounting Period and the amount of any deposit to the Trust Account required by Reinsurer to satisfy any shortfall or the amount of any excess permitted to be withdrawn from the Trust Account by Reinsurer (as the case may be).

6.2 Cedant Reports.

(a) Within ten (10) Business Days after the end of each Monthly Accounting Period, Cedant shall deliver to Reinsurer an estimated report (the "Cedant Monthly Report") in the form of, and containing for such Monthly Accounting Period the information reflected in, Schedule 6.2(a), including a statement (the "Monthly Cash Settlement Statement"), which shall set forth a calculation of the Monthly Cash Settlement Amount for the applicable Monthly Accounting Period. The "Monthly Cash Settlement Amount" with respect to any Monthly Accounting Period shall be the result of:

(i) the Quota Share of the Additional Consideration collected by Cedant during such Monthly Accounting Period; *minus*

(ii) the Reinsured Liabilities paid by Cedant during such Monthly Accounting Period, *minus*

(iii) the Expense Allowance for such Monthly Accounting Period, *minus*

(iv) the Commissions for such Monthly Accounting Period, *plus*

(v) the Separate Account Net Transfer Amount for such Monthly Accounting Period.

(b) Within thirty (30) calendar days after the end of each Quarterly Accounting Period, Cedant shall deliver to Reinsurer a report (the "Cedant Quarterly Report") in the form of, and containing for such Quarterly Accounting Period the information reflected in, Schedule 6.2, including (i) a statement (the "Quarterly Cash Settlement Statement"), in the form of Schedule 6.2(a), which shall set forth a calculation of the Quarterly Cash Settlement Amount for the applicable Quarterly Accounting Period and the amount of Separate Account Reserves as at the end of such Quarterly Accounting Period and (ii) during the continuation of any FMV Triggering Event, a statement in a form to be mutually agreed by the parties in good faith setting forth the amount of the Cedant Reserves and the Required Balance (based upon the Unamortized IMR Amount reported by Reinsurer in the Reinsurer Quarterly Report for the applicable Quarterly Accounting Period) as at the end of such Quarterly Accounting Period. The "Quarterly Cash Settlement Amount" with respect to any Quarterly Accounting Period shall be the result of:

(i) the Quota Share of the Additional Consideration collected by Cedant during such Quarterly Accounting Period; *minus*

(ii) the Reinsured Liabilities paid by Cedant during such Quarterly Accounting Period, *minus*

(iii) the Expense Allowance for such Quarterly Accounting Period, *minus*

(iv) the Commissions for such Quarterly Accounting Period *plus*

(v) the Separate Account Net Transfer Amount for such Quarterly Accounting Period *minus*

(vi) the aggregate amount of Monthly Cash Settlement Amounts paid in respect of the Monthly Accounting Periods coinciding with such Quarterly Accounting Period (it being understood that such amount shall be positive if the net amount of Monthly Cash Settlement Amounts were paid by Cedant to Reinsurer and negative if the net amount of Monthly Cash Settlement Amounts were paid by Reinsurer to Cedant).

6.3 Dispute Resolution.

(a) Reinsurer shall make available to Cedant promptly, and in any event within two (2) Business Days after receipt of Cedant's request therefor, copies of any documentation related to the Applicable Model that is reasonably requested by Cedant in connection with its review of the Reinsurer Reserves reported in the Reinsurer Quarterly Report. If Cedant has any good faith objection to any item or items in a Reinsurer Quarterly Report (which, with respect to the calculation of the Reinsurer Reserves shall be limited to an objection concerning mathematical error or that the Reinsurer Reserves were not calculated in accordance with the definition thereof), or whether any Asset is an Eligible Asset as set forth in such report or the calculation of the Unamortized IMR Amount therein, or if Reinsurer has any good faith objection to any item or items in a Cedant Quarterly Report (it being understood that the Cedant Monthly Report is prepared by Cedant on a good faith estimated basis and is not subject to dispute under this Section 6.3), then the party making such objection (in such capacity, the "Objecting Party") may deliver to the other party written notice thereof, together with reasonable supporting detail concerning the Objecting Party's objection within ten (10) Business Days after its receipt of the applicable Quarterly Report, and the parties shall attempt in good faith to resolve such disagreement. If an objection is so resolved between Cedant and Reinsurer, the applicable Quarterly Report shall be amended as agreed in writing between the parties, and any resolution agreed to in writing by the parties shall be final and binding upon the parties. If the parties have not resolved any such disagreement within ten (10) Business Days after the Objecting Party delivers written notice of any such disagreement, the parties shall jointly request that the Independent Actuary (in case of a dispute over the calculation of the Cedant Reserves or Reinsurer Reserves) or the Independent Accountant (in case of any other dispute) (as applicable, the "Independent Expert") resolve the dispute.

(b) If the parties have not resolved a Quarterly Report pursuant to Section 6.3(a), the parties shall each request that the Independent Expert make its written determination within thirty (30) days of its appointment; provided, however, that the failure of the Independent Expert to make its written determination in such thirty (30) day period shall not be grounds to defend against, object to the enforcement of or contest the validity of such written determination. The parties shall instruct the Independent Expert to limit its review to matters objected to by the Objecting Party and not resolved by written agreement of the parties, and the decision of such Independent Expert with respect to any such dispute shall be within the range of the respective positions of the parties with respect to each disputed item and shall comply with the applicable terms of this Agreement. The decision of the Independent Expert shall be within the range of the parties' dispute, final and binding upon the parties absent manifest error and incorporated into the applicable Quarterly Report; provided, however, that the parties may request that the Independent Expert correct any clerical, typographical or computational errors in its decisions within five (5) Business Days of the delivery of such decision to such party. The parties shall work together in good faith to cause the Independent Expert to render its written determination as expeditiously as possible but in no event later than fifteen (15) Business Days after such Independent Expert is appointed; provided, however, that the failure of the Independent Expert to make its written determination in such fifteen (15) Business Day period shall not be grounds to defend against, object to the enforcement of or contest the validity of such written determination. The fees, costs and expenses associated with the Independent Expert's determination shall be paid by the party whose position with respect to the matter in dispute is furthest from the Independent Expert's final determination.

(c) Each party agrees to enter into a customary engagement letter with the Independent Expert. Each party shall reasonably cooperate with the Independent Expert and shall provide, upon the request of the Independent Expert, any non-privileged information and documentation, including any accountants' work papers or internal accounting records or reserving papers, files and models and make reasonably available to the Independent Expert such personnel that have been involved in the preparation of the applicable Quarterly Report or notice of objection, as applicable; provided, however, that the independent accountants of each party shall not be obligated to make any working papers available to the Independent Expert unless and until the Independent Expert has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. Any such information and documentation provided by the parties to the Independent Expert shall concurrently be provided to the other party to the extent not already so provided; provided, however, that the independent accountants of each party shall not be obligated to make any working papers available to the other party unless and until the receiving party has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. Neither party shall disclose to the Independent Expert, and the Independent Expert shall not consider for any purpose, any settlement discussions or settlement offer made by either party with respect to any objection under this Section 6.3 unless otherwise agreed in writing by both parties.

(d) A party's obligation to make payment pursuant to Section 6.4 or to make a deposit to the Trust Account pursuant to Section 9.7 shall become due on the date specified in such Sections, irrespective of the pendency of any dispute initiated pursuant to this Section 6.3.

Any disputed amounts paid by a party pursuant to Section 6.4 that are subsequently determined not to be due shall be refunded to such party with interest calculated thereon at the Interest Rate from the date of payment thereof to the date prior to the date of refund.

(e) Notwithstanding the dispute resolution procedures set forth in the foregoing Section 6.3(a) – (d), any dispute with respect to the determination of Fair Market Value shall be resolved pursuant to the dispute resolution process set forth in the Fair Market Value Methods.

6.4 Cash Settlement Payments; Delayed Payments.

(a) If the Cash Settlement Amount as shown on any Cash Settlement Statement is a positive amount, Cedant shall pay cash equal to such amount to Reinsurer, and if the Cash Settlement Amount as shown on any Cash Settlement Statement is a negative amount, then Reinsurer shall pay cash in an amount equal to the absolute value of such negative amount to Cedant.

(b) Any payment, withdrawal, transfer or crediting of amounts required under Section 6.4(a) shall be made within five (5) Business Days following the date of the delivery of the applicable Cedant Monthly Report or Cedant Quarterly Report (any such date, the "Settlement Date") and shall be made in cash or other immediately available funds to the account or accounts specified in writing by the receiving party at least two (2) Business Days prior to the Settlement Date.

(c) If there is a delayed settlement of any payment due under this Section 6.4, interest will accrue on such payment at the Delayed Payment Interest Rate, from and including the first Business Day after such payment is due to and excluding the date on which settlement is made. For clarity, a payment shall be deemed to be due hereunder on the last date on which such payment may be timely made under the applicable provision.

6.5 Offset and Recoupment Rights. Any undisputed debits or credits incurred on and after the Effective Time in favor of or against either Cedant or Reinsurer with respect to this Agreement are deemed mutual debits or credits, as the case may be, and, to the extent permitted under applicable Law, shall be set off and recouped, and only the net balance shall be allowed or paid. This Section 6.5 shall apply, to the fullest extent permitted by applicable Law, notwithstanding the initiation or commencement of an insolvency, liquidation, rehabilitation, conservatorship, receivership or comparable proceeding by or against Cedant or Reinsurer.

6.6 Additional Reports.

(a) During the term of this Agreement, Cedant shall provide to Reinsurer the information set forth on Schedule 6.6(a), in the form and at the times provided therein. Cedant shall prepare any other reports in connection with the Reinsured Contracts and Reinsured Liabilities as Reinsurer may reasonably request in order to comply with requirements of applicable Law or a Governmental Authority or for other reasonable internal or external audit or reporting functions, or for any other reasonable business purpose, so long as Cedant has the ability to produce such other reports as reasonably determined by Cedant with reference to its then current operations and the information necessary to produce such reports is in the possession of Cedant or its Affiliates ("Additional Reports"). Except to the extent that Cedant

prepares such Additional Reports in the ordinary course of business, Reinsurer shall reimburse Cedant for any actual costs Cedant incurs in preparing any such Additional Reports. Any Additional Reports required to be prepared by Cedant shall be prepared and delivered to Reinsurer within the time agreed by the parties, and in a format reasonably acceptable to both parties.

(b) Promptly upon each party's request, the other party shall provide or make available to the requesting party (i) copies of its most recently available annual and quarterly Statutory Financial Statements and a copy of its annual audited Statutory Financial Statements with the audit report thereon and (ii) such other reports and information regarding such other party as may be reasonably requested by the requesting party for regulatory, Tax, rating agency, SEC (including product registration filings) or similar purposes and reasonably available to it (to the extent not unduly burdensome and at no incremental costs to such furnishing party). In addition, to the extent that Reinsurer retrocedes all or any portion of the Liabilities reinsured hereunder to one or more Affiliates, then promptly upon Cedant's request, Reinsurer shall provide or make available to Cedant a copy of the most recent annual and quarterly audited GAAP financial statements of Constellation Insurance, Inc. (or any successor thereof or other applicable Affiliate that provides a Keepwell Agreement to the applicable Affiliate retrocessionaire), together with copies of any keepwell, capital maintenance agreement, guarantee or similar arrangement for the benefit of any direct or indirect Affiliated retrocessionaire (the "Keepwell Agreements"). Reinsurer shall provide (x) written notice to Cedant promptly upon the amendment or termination of any Keepwell Agreement and (y) copies of any future Keepwell Agreement. Cedant acknowledges and agrees that any Keepwell Agreement provided are for informational purposes only and Cedant is not relying in any respect on any such Keepwell Agreement.

(c) Following the end of each calendar year during the term of this Agreement, Reinsurer shall provide to Cedant, no later than the relevant Capital Reporting Deadline that pertains to a calendar year end, a calculation of the RBC Ratio and statutory capital and surplus of Reinsurer as of the last day of such calendar year. Following the end of each calendar quarter (other than the last quarter of a calendar year), Reinsurer shall provide to Cedant, by the relevant Capital Reporting Deadline that pertains to such calendar quarter, a calculation of the RBC Ratio of Reinsurer as of the last day of such calendar quarter based on Reinsurer's good faith estimate as calculated by Reinsurer and a calculation of the statutory capital and surplus of Reinsurer as of the last day of such calendar quarter. In addition, if the RBC Ratio or statutory capital and surplus of Reinsurer as of any calendar quarter-end is below the amount described in the definition of "FMV Triggering Event" or in clause (b) or clause (c) of the definition of "Recapture Event" herein, and has been cured, Reinsurer shall provide to Cedant evidence (if any) that such shortfall has been cured within ninety (90) days following such quarter-end date. Each such calculation shall be accompanied by a certificate duly executed by an officer of Reinsurer to the effect that the reported RBC Ratio was calculated in accordance with the requirements of this Agreement. In the event Reinsurer fails to provide a calculation of its RBC Ratio or statutory capital and surplus as and when required under this Section and such failure has not been cured within ninety (90) days following the last day of the calendar quarter for which such RBC Ratio or statutory capital and surplus is to be reported (such notice not to be provided prior to the Capital Reporting Deadline), the RBC Ratio and statutory capital and surplus of Reinsurer shall be deemed to be less than the respective amounts set forth in clause (b)

or clause (c), as applicable, of the definition of "Recapture Event". Any such deemed RBC Ratio or statutory capital and surplus shall be cured by the Reinsurer providing Cedant with reasonably satisfactory evidence that the Reinsurer has an RBC Ratio at least equal to the RBC Ratio or statutory capital and surplus, as applicable, set forth in clause (b) or clause (c), as applicable, of the definition of "Recapture Event" within ninety (90) days following the last day of the calendar quarter for which such RBC Ratio or statutory capital and surplus is to be reported. The parties agree that any calculation of the RBC Ratio or any other information provided pursuant to this Section 6.6(c) shall be treated as Confidential Information of Reinsurer except to the extent such calculations have become public (including by availability through a publicly available database, but other than as a result of breach of this Agreement by Cedant or its Representatives).

(d) In the event there is a material change to the calculation of Reinsurer's RBC Ratio (including the components thereof) promulgated by the NAIC and adopted by Reinsurer's jurisdiction of domicile after the date hereof, or in the event of any changes in applicable Law after the date hereof materially affecting the calculation of Reinsurer's RBC Ratio, the parties shall negotiate in good faith to amend this Agreement to adjust the reporting ratios (including the RBC Ratio) set forth herein in a mutually agreeable manner to mitigate the impact of such changes. If the parties do not agree on any such adjustment notwithstanding such good faith negotiations, then Reinsurer shall continue to calculate and report its RBC Ratio as if such material change had not occurred.

(e) Reinsurer shall provide written notice to Cedant promptly upon becoming aware of any FMV Triggering Event or Recapture Event.

(f) At Cedant's reasonable request at reasonable times and upon reasonable prior notice, no more than once per calendar year, Reinsurer shall make available appropriate personnel or its Representatives for a meeting (in person or via teleconference or telephone) with Cedant to discuss Reinsurer's then-current financial condition and Reinsurer's valuation and other information reasonably requested by Cedant with respect to the assets held in the Trust Account. Nothing herein shall (i) require Reinsurer to disclose any information to Cedant or its Representatives if such disclosure would jeopardize any attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine or contravene any applicable Law or any contract (including any confidentiality agreement to which Reinsurer or any of its Affiliates is a party); it being understood that Reinsurer shall use its reasonable best efforts to enable such information to be furnished or made available to Cedant or its Representatives without so jeopardizing privilege or contravening such applicable Law (including redacting information or entering into joint defense agreements with Cedant on mutually agreeable terms) or (ii) require Reinsurer to disclose its Tax records or any personnel or related records.

6.7 Separate Account Modco Adjustment Report.

(a) Within ten (10) Business Days after the end of each Quarterly Accounting Period, Cedant shall deliver to Reinsurer an estimated report and within thirty (30) calendar days after the end of each Quarterly Accounting Period, Cedant shall deliver to Reinsurer a report (the "Separate Account Modco Adjustment Report"), in each case in the form of, and containing for such Quarterly Accounting Period the Separate Account Modco Adjustment reflected in,

Schedule 6.7. The "Separate Account Modco Adjustment" with respect to any Quarterly Accounting Period shall be the result of:

(i) The Separate Account Liabilities at the end of the Quarterly Accounting Period, *minus*

(ii) The Separate Account Liabilities at the end of previous Quarterly Accounting Period.

For the avoidance of doubt, the Separate Account Modco Adjustment is reported for informational purposes only and shall not be an amount payable by either party hereunder.

(b) The Separate Account Liabilities as of the Effective Time shall equal the Separate Account Liabilities included in Cedant's statutory financial statements filed by Cedant with the Insurance Regulator in Cedant's state of domicile for the quarter ended March 31, 2023 (which amount, for the avoidance of doubt, was reported on an aggregated basis with other separate account liabilities of Cedant not reinsured hereunder).

## ARTICLE VII

## ACCESS

7.1 Right of Inspection and Audit. Each party shall maintain its Books and Records (a) in accordance with any applicable Laws and (b) with a degree of care and diligence similar to that used for its other businesses for its own account and similar to that used in the internal record retention procedures and policies for its other businesses for its own account. Subject to the last sentence of this Section 7.1, not more than once per calendar year, at reasonable times and upon reasonable prior notice to the other party, the requesting party and its designated Representatives, at their sole cost and expense, shall have (A) the right to inspect and audit (and make copies of), in accordance with security measures reasonably required by the other party, the Books and Records of the other party, including those pertaining to Assets in the Trust Account, the payment of Reinsured Liabilities, the calculation of the Reinsurer Reserves and Cedant Reserves and the administration of the Reinsured Contracts; and (B) reasonable access to appropriate personnel of the other party; provided, however, that in each case of (A) and (B), (i) such inspection, audit and access shall not unreasonably interfere with the conduct of the business of the applicable party, (ii) the requesting party shall comply with all applicable Laws with respect to the use and disclosure of such Books and Records and other information obtained in connection therewith and (iii) no party shall be required to make available to a requesting party any document or information if such party determines, in its reasonable judgment, that doing so would violate applicable Law or a Written Agreement or obligation of confidentiality owing to a non-Affiliated Person, jeopardize the protection of an attorney-client, attorney work product or other similar protection, privilege or immunity, or expose such party to liability for disclosure of sensitive or personal information; it being understood that such party shall use commercially reasonable efforts to obtain waivers or make other arrangements (including redacting information or entering into joint defense agreements) that would enable any such item to be made available for review by the requesting party without contravening applicable Law or obligation, destroying such privilege or exposing such party to such liability. Notwithstanding

the foregoing, the inspection and audit rights set forth in this Section may be provided by the non-requesting party virtually rather than in person. Notwithstanding the foregoing, each party shall have the right of inspection and audit provided for in Section 7.1(x) more frequently than once per calendar year to the extent necessary for such party to respond to any audit or examination by, or an inquiry or request from, a Governmental Authority.

## ARTICLE VIII

## ADMINISTRATION

8.1 Administration. Cedant shall provide, or shall cause to be provided, all necessary and appropriate administrative and related services with respect to the Reinsured Contracts, including without limitation, the billing and collection of any recoveries under the Reinsured Contracts, the administration of claims and any required tax information reporting (collectively, "Administrative Services"). The Administrative Services shall be provided (a) in good faith and in a professional and timely manner, (b) using a standard of care and policies and procedures generally that are, in the aggregate, at least as stringent as those employed by Cedant and consistent with Cedant's practices and related policies and procedures (i) with respect to the Reinsured Contracts during the one (1)-year period immediately preceding the Effective Time and (ii) to administer its other similar businesses, as such policies and procedures may be reasonably amended by Cedant from time to time (recognizing distinctions in products or distribution in respect of such policies) and (c) in accordance with the terms and conditions of the Reinsured Contracts and applicable Laws, including the maintenance by Cedant of all Permits from Governmental Authorities necessary to perform the administration contemplated by this Article VII. Nothing in this Section shall apply to the setting of Non-Guaranteed Elements or the granting of Permitted Accommodations, which are addressed exclusively in Sections 2.4 and 2.8(a), respectively.

8.2 Subcontracting. Cedant may subcontract the performance of any and all Administrative Services with respect to the Reinsured Contracts to any other Person; provided that no such subcontracting shall relieve Cedant from any of its obligations or liabilities hereunder, and Cedant shall remain responsible for all obligations or Liabilities of such subcontractor with respect to the provision of such Administrative Services as if provided by Cedant; provided, further, that Cedant shall provide written notice to Reinsurer not more than thirty (30) days after entering into any new, or changing in any material respect any existing, subcontracting relationship with respect to any material Administrative Service (e.g., adjusting claims) in respect of the Reinsured Contracts after the date hereof. At Reinsurer's reasonable request at reasonable times upon reasonable prior notice, no more than twice per calendar year, Cedant shall participate in servicing and administration review calls with Reinsurer to discuss issues (if any) that have arisen with respect to the administration and servicing of the Reinsured Contracts.

8.3 Claims. Cedant shall be responsible for the settlement of claims with respect to the Reinsured Contracts in accordance with Section 7.1 and shall have the right and final authority with respect to the administration of, and to settle or pay claims in connection with, any contest, compromise or litigation with respect to the Reinsured Contracts. Cedant will notify Reinsurer in writing of its intention to contest, compromise, litigate or arbitrate any claim

involving a Reinsured Contract (any such claim, a "Contested Claim"), including information with respect thereto as reasonably requested by Reinsurer. Reinsurer may elect to participate with Cedant (including, in the Reinsurer's discretion, by using separate legal counsel at its own expense) in the contest, compromise, litigation, arbitration or defense of any Contested Claim by delivering written notice thereof to Cedant within ten (10) Business Days following Cedant's notification of such claim to Reinsurer, and, if Reinsurer so elects to participate, Cedant shall consider in good faith any reasonable recommendations of Reinsurer with respect thereto. If Reinsurer so elects to participate with Cedant in any Contested Claim, then (i) Cedant will promptly advise Reinsurer of all significant developments, including notice of legal or arbitral proceedings initiated in connection with such Contested Claim, (ii) Reinsurer shall reimburse Cedant for the Quota Share of the reasonable expenses of any contest, compromise, litigation, arbitration or defense of a Contested Claim (excluding any allocation of compensation to Cedant's or its Affiliates' officers or employees or third party administrators, or any allocation of overhead), and will share in the liability in the same proportion, including any Extra-Contractual Obligations arising therefrom; and (iii) if Cedant obtains any recoveries in respect of a Contested Claim previously paid by it in respect of any Reinsured Contract, Cedant shall promptly pay to Reinsurer the Quota Share of all such recoveries. If Reinsurer chooses not to participate by either affirmatively notifying Cedant or not providing notice of such election in writing within ten (10) Business Days following Reinsurer's receipt of notice of such Contested Claim, Reinsurer will discharge its Reinsured Liabilities by payment to Cedant of the Reinsured Liabilities with respect to such Reinsured Contract as if there was no contest, and will have no additional obligation to Cedant for reimbursement of expenses related to the contest, compromise, litigation, arbitration or defense of such Contested Claim.

## ARTICLE IX

## LICENSES; RESERVE CREDIT; SECURITY

9.1 Licenses; Reserve Credit. At all times during the term of this Agreement, Reinsurer shall, at its own expense, (i) use its reasonable best efforts to hold and maintain its status as a licensed life and annuity insurer in Cedant's state of domicile, and (ii) take all other actions necessary so that Cedant may receive Reserve Credit in Cedant's jurisdiction of domicile. Should Reinsurer fail to hold and maintain such status in Cedant's jurisdiction of domicile or Cedant is otherwise unable to take Reserve Credit in Cedant's jurisdiction of domicile, then Reinsurer shall, at its own expense, take all other actions necessary (including, at the option of Reinsurer, the posting of letters of credit, establishing a credit-for-reinsurance trust or other acceptable security in accordance with the terms hereof), so that Cedant may receive such Reserve Credit in Cedant's jurisdiction of domicile no later than three (3) Business Days prior to the end of the calendar quarter during which such event occurred. Reinsurer shall promptly notify Cedant of any event or change in its licensing status in Cedant's state of domicile that would be reasonably likely to result in any loss of, or impairment to, Reserve Credit. Furthermore, in furtherance of the performance of Reinsurer's obligations under this Section 9.1, the parties shall cooperate in good faith to promptly amend this Agreement or the Trust Agreement, or enter into other agreements or execute additional documents as reasonably needed to comply with the credit for reinsurance Laws and regulations in Cedant's domiciliary state as may be reasonably required to ensure Cedant obtains Reserve Credit in Cedant's jurisdiction of domicile. Without limiting the foregoing, in no event shall Cedant be required to agree to

restructure the reinsurance hereunder on a funds withheld or modified coinsurance basis, or agree to novate this Agreement to any other Person. Notwithstanding the foregoing, (a) if there is a repeal or amendment or other modification to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) or other change in applicable Law that would authorize a Governmental Authority in any jurisdiction of the United States other than the Cedant's domiciliary state to apply the applicable rules for credit for reinsurance in such jurisdiction to the Cedant, and (b) the applicable Laws of such jurisdiction obligate the Cedant to comply therewith in order to receive statutory financial statement credit in such jurisdiction, then the parties shall negotiate in good faith to amend this Agreement in a mutually agreeable manner to the extent necessary to enable the Cedant to obtain full statutory financial statement credit for the reinsurance provided under this Agreement in such jurisdiction; provided that neither Party shall be required to agree to any such amendment that would reasonably be expected to materially increase such party's obligations or adversely impact such party's rights hereunder.

9.2 Security.

(a) On or prior to the Closing Date, Reinsurer, as grantor, shall establish and thereafter shall maintain, at its sole cost and expense, the Trust Account with the Trustee, naming Cedant as sole beneficiary thereof to secure and fund Reinsurer's obligations hereunder. Reinsurer shall maintain the Trust Account in accordance with the terms of this Agreement and the Trust Agreement. The Trust Account will be initially funded in accordance with Section 2.04 of the Master Transaction Agreement and Sections 3.1(a) and 3.1(b) hereof.

(b) In accordance with the terms set forth herein and the Trust Agreement, Reinsurer shall ensure that (i) at all times (unless there is then continuing an FMV Triggering Event), the Trust Account holds Eligible Assets with an aggregate Book Value at least equal to the Required Balance, and (ii) at all times during the continuation of an FMV Triggering Event, the Trust Account holds Eligible Assets with an aggregate Fair Market Value not less than the Required Balance. All transfers to and withdrawals from the Trust Account shall be in accordance with and subject to the requirements set forth herein and in the Trust Agreement.

(c) During the term of this Agreement, Reinsurer shall not, and shall direct that the Trustee shall not, grant or cause or permit to be created or granted in favor of any third person any security interest whatsoever in any of the assets in the Trust Account (whether by contract, applicable Law or otherwise), including without limitation in favor of any Governmental Authority. Reinsurer hereby irrevocably authorizes Cedant at any time and from time to time to file in any Uniform Commercial Code jurisdiction financing statements (including amendments and continuations thereto) that indicate Reinsurer as "debtor", Cedant as "secured party", and the Trust Account and the Assets (as defined in the Trust Agreement) as "collateral" and contain any other information required for the sufficiency or filing office acceptance of any financing statement or amendment thereto.

9.3 Trust Account. Trustee shall hold assets in the Trust Account pursuant to the terms of the Trust Agreement. All settlements of account under this Agreement between Cedant and Reinsurer shall be made in United States dollars in cash or its equivalent or other assets withdrawn by Cedant from the Trust Account.

9.4 Eligible Assets.

(a) The assets that may be held in the Trust Account in order to meet the Required Balance shall consist of cash and/or investments that comply with the Investment Guidelines as set forth in Exhibit A; provided, that each such investment that is a security is issued by an institution that is not Reinsurer, Cedant or an Affiliate of either party and, during the continuation of any FMV Triggering Event or Recapture Event, such investments shall meet all requirements under the insurance Law and regulations of Cedant's state of domicile with respect to assets held in a credit for reinsurance trust (the assets meeting the requirements of this sentence being the "Eligible Assets"). The parties acknowledge that Reinsurer shall be entitled to select and replace the investment manager with respect to the assets held in the Trust Account, in accordance with the terms of the Trust Agreement. Reinsurer may appoint additional or replacement investment managers or sub-advisors with respect to the assets held in the Trust Account, in accordance with the terms of the Trust Agreement.

(b) Subject to the terms of the Trust Agreement, prior to depositing Eligible Assets in the Trust Account, Reinsurer or Cedant, as applicable, shall execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that Cedant, or the Trustee upon the direction of Cedant, may when and as permitted by the Trust Agreement negotiate any such assets without the consent or signature from Reinsurer or any other Person.

9.5 Substitution of Assets. Reinsurer may direct the Trustee to substitute Assets held in the Trust Account without consent of Cedant; provided that (a) the asset proposed for substitution is an Eligible Asset and (b) the withdrawn Eligible Assets are replaced with Eligible Assets having a total Book Value and total Fair Market Value at least equal to the Book Value and Fair Market Value, respectively, of the Eligible Assets withdrawn; and provided, further, that upon the occurrence and during the continuation of any Reserve Credit Event, Reinsurer shall not direct the Trustee to substitute any Assets except with the prior written consent of Cedant, which consent shall not be unreasonably withheld, conditioned or delayed.

9.6 Withdrawal from the Trust Account in the Absence of a Reserve Credit Event. This Section 9.7 shall be effective except during the continuation of a Reserve Credit Event. Cedant may withdraw the assets held in the Trust Account at any time and from time to time, and assets withdrawn from such Trust Account shall be utilized and applied by Cedant (or any successor by operation of law of Cedant, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of Cedant), without diminution because of insolvency on the part of Cedant or Reinsurer, only in accordance with the terms of the Trust Agreement and only for the following purposes: (i) to pay or reimburse Cedant for any undisputed amounts due hereunder and not yet recovered from Reinsurer within five (5) Business Days after Cedant's delivery of written notice to Reinsurer that such amount is due or (ii) pay to Cedant the Estimated Terminal Settlement Payment (if such amount is positive) as contemplated by Section 13.1(b) if such amount has not been paid by Reinsurer on the Terminal Settlement Date, and any other amounts payable by Reinsurer pursuant to Article XIII. The amount of any such withdrawal in excess of amounts then due to Cedant hereunder shall be deemed maintained in trust by Cedant for the benefit of Reinsurer and promptly returned to the Trust Account, along

with interest on such amounts at the Interest Rate for the period that such amounts are held by Cedant.

9.7 Withdrawal from the Trust Account Following an FMV Triggering Event or Recapture Event. During the continuation of a Reserve Credit Event, Cedant may withdraw Assets held in the Trust Account at any time and from time to time, notwithstanding any other provisions of this Agreement, and shall be utilized and applied by Cedant (or any successor by operation of law of Cedant, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of Cedant), without diminution because of insolvency on the part of Cedant or Reinsurer, only for one or more of the following purposes:

(a) to pay or reimburse Cedant for the Quota Share of premiums returned, but not yet recovered from Reinsurer under this Agreement, to the owners of Reinsured Contracts because of cancellations of the Reinsured Contracts;

(b) to pay or reimburse Cedant for the Quota Share of surrenders and benefits or losses paid by Cedant, pursuant to the provisions of the Reinsured Contracts;

(c) to pay or reimburse Cedant for any amounts due hereunder;

(d) to pay or reimburse Cedant for any other amounts necessary to secure Reserve Credit; or

(e) to make payment to Reinsurer of amounts held in the Trust Account in excess of the amount necessary to secure Reserve Credit.

Cedant shall return to the Trust Account within five (5) Business Days amounts withdrawn in excess of actual amounts required under Sections 9.7(a), (b), (c) and (d), together with interest thereon from the date of withdrawal to the date of return calculated at the then-applicable prime rate of interest, as reported by *The Wall Street Journal* (or, if *The Wall Street Journal* has ceased or suspended regular publication, another nationally distributed newspaper of general circulation reasonably selected by Cedant). Any amounts withdrawn by Cedant pursuant to this Section 9.7 and not yet applied as permitted pursuant to this Section 9.7 shall at all times be held by Cedant (or any successor by operation of law of Cedant, including but not limited to, any liquidator, rehabilitator, receiver or conservator of Cedant) in constructive trust for the benefit of Reinsurer for the sole purpose of funding the payments and reimbursements described in paragraphs (a), (b), (c) and (d) of this Section 9.7.

9.8 Adjustment of Trust Account Security and Withdrawals.

(a) Except during the continuation of an FMV Triggering Event or Reserve Credit Event, no later than the fifth (5th) day following the delivery of the Reinsurer Quarterly Report for a Quarterly Accounting Period (each, a "Quarterly Funding Date"):

(i) if the aggregate Book Value of the Eligible Assets on deposit in the Trust Account is less than the Required Balance, each as reflected in the Reinsurer Quarterly Report for such Quarterly Accounting Period, then Reinsurer shall deposit Eligible Assets into the Trust Account as necessary to cure any such

shortfall such that, following such deposit, the aggregate Book Value of the Eligible Assets in the Trust Account as of the date of deposit is not less than the Required Balance as set forth in the Reinsurer Quarterly Report; and

(ii) if the aggregate Book Value of the Eligible Assets on deposit in the Trust Account is greater than the Required Balance, each as reflected in the Reinsurer Quarterly Report for such Quarterly Accounting Period, then Reinsurer shall have the right to withdraw such excess Assets in accordance with the terms of the Trust Agreement; provided that following such withdrawal (i) the aggregate Book Value of the Eligible Assets on deposit in the Trust Account is not less than the Required Balance as set forth in the Reinsurer Quarterly Report; and (ii) the Market-to-Book Ratio of the Eligible Assets in the Trust Account after giving effect to the withdrawal is not less than the Market-to-Book Ratio of the Eligible Assets in the Trust Account before the withdrawal.

(b) Following the occurrence and during the continuation of an FMV Triggering Event or Reserve Credit Event, no later than each Quarterly Funding Date:

(i) if the aggregate Fair Market Value of the Eligible Assets on deposit in the Trust Account is less than the Required Balance, as reflected in the Quarterly Reports for such Quarterly Accounting Period, then Reinsurer shall deposit Eligible Assets into the Trust Account with an aggregate Fair Market Value necessary to cure such shortfall such that following such deposit, the aggregate Fair Market Value of the Eligible Assets then on deposit in the Trust Account is not less than the Required Balance; and

(ii) if the aggregate Fair Market Value of the Eligible Assets on deposit in the Trust Account is greater than the Required Balance, as reflected in the Quarterly Reports for such Quarterly Accounting Period, then Reinsurer shall have the right to withdraw such excess assets in accordance with the terms of the Trust Agreement with the prior written consent of Cedant, which consent shall not be unreasonably withheld, delayed or conditioned; provided that following such withdrawal the aggregate Fair Market Value of the Eligible Assets on deposit in the Trust Account is not less than the Required Balance.

## ARTICLE X

## ERRORS AND OMISSIONS

10.1 Oversights. Inadvertent delays, oversights, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any Liability that would have attached had such delay, error or omission not occurred. The parties shall nevertheless cooperate in good faith to rectify any such delay, oversight, error or omission as soon as reasonably practicable after discovery. Subject to the foregoing, if the failure of either party to comply with any provision of this Agreement is unintentional or the result of a misunderstanding or oversight, the parties shall cause such failure to be promptly rectified such that both parties shall be restored as closely as possible to the positions that they

would have occupied had such error or oversight not occurred. Nothing in this Section 10.1 shall reduce the obligation of Reinsurer with respect to any Reinsurer Extra-Contractual Obligation or Cedant with respect to any Cedant Extra-Contractual Obligation.

## ARTICLE XI

## INSOLVENCY

11.1 Insolvency of Cedant.

(a) In the event of the insolvency of Cedant, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by Reinsurer on the basis of the liability of Cedant under the Reinsured Contracts reinsured hereunder without diminution because of the insolvency of Cedant. In the event of insolvency and the appointment of a liquidator, receiver or statutory successor of Cedant, such payments by Reinsurer shall be made directly to Cedant or its liquidator, receiver or statutory successor.

(b) It is agreed and understood, however, that in the event of the insolvency of Cedant, the liquidator, receiver or statutory successor of Cedant shall give written notice of the pendency of a claim against Cedant in connection with a Reinsured Contract within a reasonable period of time after such claim is filed in the Insolvency Proceedings and that, during the pendency of such claim, Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to Cedant or its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by Reinsurer shall be chargeable, subject to court approval, against Cedant as part of the expenses of liquidation to the extent of a proportionate share of the benefit which may accrue to Cedant solely as a result of the defense undertaken by Reinsurer.

11.2 Insolvency of Reinsurer. Without limitation of Section 6.5, in the event of the insolvency of Reinsurer, all amounts due but not paid to Reinsurer by Cedant on such date under this Agreement, regardless of the date on which they became due, and all amounts which become due to Reinsurer by Cedant after that date under this Agreement may be retained by Cedant and set off against the amounts due by Reinsurer under this Agreement, whether they were due before the insolvency or became due after. The balance only, if any, shall be payable by Cedant to Reinsurer at the expiry of all liability under this Agreement.

## ARTICLE XII

## DURATION AND TERMINATION

12.1 Duration. This Agreement shall commence at the Effective Time and continue in force until such time as (i) Cedant's liability arising out of or related to all Reinsured Contracts reinsured hereunder is terminated in accordance with their respective terms and Cedant has received payments which discharge Reinsurer's Liabilities incurred hereunder prior to such termination, (ii) Cedant has elected to recapture the Reinsured Contracts in full in accordance with Section 12.3 and the terminal accounting and settlement has been completed in accordance

with Article XIII, or (iii) Reinsurer has elected to terminate this Agreement in accordance with Section 12.3(c) and the terminal accounting and settlement has been completed in accordance with Article XIII.

12.2 Survival. Notwithstanding the other provisions of this Article XII, the terms and conditions of this Article XII, Article XIV and Article XV (and Article I to the extent relating to any of the foregoing) shall remain in full force and effect after the termination of this Agreement.

12.3 Recapture; Termination.

(a) Following the occurrence of a Recapture Event, Cedant shall have the unilateral right, exercisable in its sole discretion, within one hundred eighty (180) days after Cedant becomes aware of the occurrence of such Recapture Event, to recapture all, and not less than all, of the Reinsured Liabilities ceded hereunder by providing Reinsurer with written notice of its intent to effectuate such recapture (the "Recapture Notice"), and if such Recapture Notice is not so delivered within such period, then Cedant's right of recapture with respect to such Recapture Event shall be deemed to have been waived, except any new Recapture Event shall nonetheless be deemed to have occurred and Cedant shall have the right to recapture the Reinsured Contracts in accordance with this Section 12.3(a) (i) if there is any recurrence of such Recapture Event after the prior instance of such Recapture Event has been cured or (ii) (A) with respect to the Recapture Event described in clause (b) of the definition thereof, if there is any subsequent decrease in Reinsurer's RBC Ratio of more than ten percentage points (*e.g.*, if Reinsurer's RBC Ratio drops from 195% to 185% or less) as compared to the prior instance of a Recapture Event described in clause (b) of the definition thereof, and (B) with respect to the Recapture Event described in clause (c) of the definition thereof, if there is any subsequent decrease in Reinsurer's statutory capital and surplus of more than $25,000,000 as compared to the prior instance of a Recapture Event described in clause (c) of the definition thereof. Recapture of the Reinsured Contracts shall be effective on the date specified in the Recapture Notice (the "Recapture Effective Date"), which shall be a date no earlier than the date of delivery of the Recapture Notice and no later than ninety (90) days after delivery of the Recapture Notice; provided where the applicable Recapture Event is (i) an Insolvency Event of Reinsurer, the Recapture Effective Date may be any date on or after the date of the Insolvency Event, and (ii) a Reserve Credit Event, the Recapture Effective Date may be the last day of the last Quarterly Accounting Period as of which Cedant was entitled to take Reserve Credit, in each case, to the extent permitted by applicable Law and SAP.

(b) Any recapture effectuated pursuant to Section 12.3(a) shall occur on the date provided for by Cedant in the Recapture Notice, which shall be a date at least ten (10) Business Days following the delivery of such Recapture Notice (the "Recapture Closing Date").

(c) Following the occurrence of a Termination Event, Reinsurer shall have the right (but not the obligation), within one hundred eighty (180) days after the occurrence of such Termination Event, to terminate this Agreement by providing Cedant with written notice of its intent to terminate (the "Termination Notice"), and such termination will be treated as a recapture for all purposes hereunder. Termination of this Agreement shall be effective on the date specified in the Termination Notice (the "Termination Effective Date"), which shall be a date no earlier than the date of delivery of the Termination Notice and no later than ninety (90)

days after delivery of the Termination Notice. Any termination effectuated pursuant to this Section 12.3(c) shall occur on the date provided for by Reinsurer in the Termination Notice, which shall be a date at least ten (10) Business Days following the delivery of such Termination Notice (the "Termination Closing Date").

(d) Each party's rights to recapture or terminate this Agreement are in addition to any other right or remedy provided under this Agreement, or now or hereafter existing at law or in equity, and the failure to exercise any recapture or termination rights shall not be deemed a waiver or relinquishment by any party of any of its other rights or remedies. Notwithstanding the remedies contemplated by this Article XII or elsewhere in this Agreement or the other Ancillary Agreements, either party may, in its sole discretion, require direct payment by the other party of any sum in default under this Agreement or any other Ancillary Agreement in lieu of exercising the remedies in this Article, and it shall be no defense to any such claim that such party might have had other recourse.

12.4 Effect of Recapture or Termination. Following a recapture in full of the Reinsured Liabilities or termination of this Agreement pursuant to this Article, subject to the satisfaction of the payment obligations described in Article XIII, both parties will be fully and finally released from all rights and obligations under this Agreement in respect of the Reinsured Contracts, other than (x) any obligations under the provisions that expressly survive termination as provided in Section 12.2, (y) liability of Reinsurer for Reinsurer Extra-Contractual Obligations and (z) liability of Cedant for Cedant Extra-Contractual Obligations. Following the consummation of the recapture or termination, (i) no Additional Consideration or other amounts payable under the Reinsured Contracts shall be payable to Reinsurer with respect to the Reinsured Contracts and (ii) Reinsurer shall have no further obligation to pay any Reinsured Liabilities, Commissions or Expense Allowances or other amounts hereunder with respect to the Reinsured Contracts except, in each case, as set forth in this Section 12.4. Upon the effectiveness of a recapture or termination, all Additional Consideration with respect to the Reinsured Contracts shall be automatically retained by Cedant effective as of the Recapture Effective Date or Termination Effective Date, as applicable. Notwithstanding the foregoing, a recapture or termination will not affect unpaid obligations or Liabilities due under the Master Transaction Agreement or any of the Ancillary Agreements.

## ARTICLE XIII

## TERMINAL ACCOUNTING AND SETTLEMENT

13.1 Terminal Accounting.

(a) At least five (5) Business Days prior to the Recapture Closing Date or Termination Closing Date, as applicable, Cedant shall deliver to Reinsurer a statement prepared in accordance with the methodologies, procedures, judgments, assumptions and estimates described in Schedule 13.1(a) ("Terminal Settlement Methods") setting forth Cedant's estimate of the Terminal Settlement Amount (such estimate, the "Estimated Terminal Settlement Payment").

(b) On the Recapture Closing Date or Termination Closing Date (as the case may be) (the "Terminal Settlement Date"), an amount equal to the Estimated Terminal Settlement Payment shall be due from Reinsurer to Cedant (if positive), or an amount equal to the absolute value of the Estimated Terminal Settlement Payment shall be due from Cedant to Reinsurer (if negative). If positive, then on the Terminal Settlement Date, Reinsurer shall withdraw from the Trust Account and transfer to the Cedant Eligible Assets having a Fair Market Value estimated as of the Recapture Effective Date or Termination Effective Date equal to the Estimated Terminal Settlement Payment (or, if the aggregate Fair Market Value of the Eligible Assets in the Trust Account is less than the Estimated Terminal Settlement Payment, then Reinsurer shall withdraw and transfer to Cedant all Eligible Assets remaining in the Trust Account) and, if the aggregate Fair Market Value of the Eligible Assets in the Trust Account is less than the Estimated Terminal Settlement Payment, then Reinsurer shall pay to Cedant on the Terminal Settlement Date, an amount in cash (or, if acceptable to Cedant in its sole discretion, investment assets acceptable to Reinsurer and valued at Fair Market Value) equal to such shortfall (the investment assets and cash transferred or paid to Cedant pursuant to this Section 13.1(b), the "Terminal Settlement Assets"). If the Estimated Terminal Settlement Payment is negative, then on the Terminal Settlement Date, Cedant shall pay to Reinsurer cash in an amount equal to the absolute value of the Estimated Terminal Settlement Payment.

(c) The payments contemplated by Section 13.1(b) shall be subject to adjustment after the Terminal Settlement Date in accordance with Section 13.2.

13.2 Proposed Terminal Settlement Statement.

(a) Within sixty (60) days following the Terminal Settlement Date, Cedant shall prepare, in accordance with the Terminal Settlement Methods, and deliver to Reinsurer a statement (the "Proposed Terminal Settlement Statement") setting forth (a) a calculation of the Terminal Settlement Amount (including the Cedant Quarterly Report for the final Quarterly Accounting Period) and (b) a calculation of the aggregate Fair Market Value as of the Recapture Effective Date or Termination Effective Date of the Terminal Settlement Assets (the "Terminal Settlement Asset Value" (which shall be a negative amount if the Estimated Terminal Settlement Payment is negative and Cedant pays a cash amount to Reinsurer)).

(b) Following receipt of the Proposed Terminal Settlement Statement, Reinsurer shall have sixty (60) days (the "Review Period") to review such Proposed Terminal Settlement Statement. In connection with Reinsurer's review of the Proposed Terminal Settlement Statement, Cedant, shall provide Reinsurer and its Representatives with such access to the employees and Representatives of Cedant and its Affiliates who are responsible for and knowledgeable about the information set forth in the Proposed Terminal Settlement Statement and to such workpapers and other information of Cedant or any of its Affiliates or independent accountants or actuaries relevant to the preparation of the Proposed Terminal Settlement Statement that Reinsurer or any of its Representatives may reasonably request; provided that such access does not unreasonably interfere with the conduct of the business of Cedant or its Affiliates; provided further that the independent accountants and actuaries of Cedant will not be obligated to make any work papers available Reinsurer, unless and until Reinsurer has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such accountants and actuaries, as applicable.

(c) If Reinsurer has accepted the Proposed Terminal Settlement Statement in writing or has not given written notice to Cedant setting forth any objection to such Proposed Terminal Settlement Statement (a "Statement of Objection") prior to the expiration of the Review Period, then the amounts set forth in the Proposed Terminal Settlement Statement shall be final and binding upon the parties. Reinsurer may only object to the Proposed Terminal Settlement Statement on the basis of (i) mathematical error, (ii) the Proposed Terminal Settlement Statement not being calculated in accordance with the Terminal Settlement Methods or (iii) the Terminal Settlement Asset Value not being determined in accordance with the definition of "Fair Market Value" hereunder. If Reinsurer, in compliance with the preceding sentence, delivers a Statement of Objection prior to the expiration of the Review Period, then the parties shall resolve the dispute in the manner provided in Section 2.05 of the Master Transaction Agreement with respect to disputed items under a Statement of Objection (as defined in the Master Transaction Agreement), *mutatis mutandis*, and the Terminal Settlement Amount and Terminal Settlement Asset Value, as finally determined, shall be the "Final Terminal Settlement Amount" and "Final Terminal Settlement Asset Value" hereunder.

(d) No later than five (5) Business Days after the determination of the Final Terminal Settlement Amount and Final Terminal Settlement Asset Value pursuant to this Section 13.2, (i) if the Final Terminal Settlement Amount exceeds the Final Terminal Settlement Asset Value, then Reinsurer shall pay to Cedant cash (or, if acceptable to Cedant in its sole discretion, investment assets acceptable to Reinsurer and valued at Fair Market Value) in an amount equal to the amount of such excess *plus* interest, calculated at the Interest Rate, accrued on such amount from the Terminal Settlement Date to the date of payment; and (ii) if the Final Terminal Settlement Amount is less than the Final Terminal Settlement Asset Value, then Cedant shall pay to Reinsurer cash in an amount equal to such shortfall *plus* interest, accrued at the Interest Rate, on such amount from the Terminal Settlement Date to the date of payment. Following the payment in full of the Terminal Settlement Amount (including any adjustment pursuant to this Section 13.2(d)), the Trust Account shall be terminated and any remaining amounts or amount held in trust pursuant to Article VIII shall be released to Reinsurer. Cedant shall promptly take all actions, including providing its written consent to the Trustee to permit such termination of the Trust Account and release of such assets to Reinsurer.

## ARTICLE XIV

## TAX

14.1 DAC Tax.

(a) Each of Cedant and Reinsurer represents that it is subject to U.S. taxation under Subchapter L of Chapter 1 of Subtitle A of the Code. Cedant and Reinsurer shall each make the election contemplated by Section 1.848-2(g)(8) of the Treasury Regulations to determine specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code (the "Election"). Each of Cedant and Reinsurer agrees that (i) the Election shall be effective for the taxable year of each party that includes the Effective Date and for all subsequent taxable years during which this Agreement remains in effect and (ii) it shall take no action to revoke the Election.

(b) The terms used in this Section 14.1 are defined by reference to Section 1.848-2 of the Treasury Regulations in effect as of the date of this Agreement.

(c) Each party agrees to attach to its U.S. federal income tax return filed for the first taxable year ending after the Election becomes effective (and each year thereafter) a schedule that identifies this Agreement as the subject of the Election, and each party agrees that it shall file its respective U.S. federal income tax returns in a manner consistent with the provisions of Treasury Regulations Section 1.848-2. The party with the net positive consideration under this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.

(d) To ensure consistency of reporting between the parties or as otherwise required by the Internal Revenue Service, the parties agree to exchange information pertaining to the amount of net consideration deemed to be paid pursuant to this Agreement.

14.2 Tax Information Reporting and Withholding. Reinsurer and Cedant shall each provide the other party upon reasonable request any documentation that is reasonably required to satisfy applicable Tax withholding and reporting obligations. In connection with such obligations, prior to the Effective Time, Reinsurer shall provide Cedant with Reinsurer's IRS Form W-9 and Cedant shall provide Reinsurer with Cedant's IRS Form W-9. In the event the IRS Form W-9 initially provided may no longer be relied upon, Reinsurer or Cedant, as applicable, shall promptly provide to the other party an updated form that will allow the other party to determine whether any amounts paid hereunder may be subject to withholding or information reporting under applicable Law. Each party agrees that, in the event any payment to the other party is subject to Tax withholding under applicable Law, the payor party may deduct the amount required to be withheld in connection with such applicable Law from the amount otherwise due to the payee party and shall have no obligation to gross-up the payee party for such withheld amount, provided that if a party believes it is required by applicable Law to withhold any amount in respect of Taxes from a payment hereunder, it shall provide reasonable prior notice to the other party of its intent to do so and shall cooperate with the other party to eliminate or reduce any such withholding. If such withholding is made, the payor party shall promptly provide a receipt to the payee party of such withholding and will use commercially reasonable efforts to assist the payee in obtaining any refund permitted by applicable Law. If any amount is so withheld and paid over to the applicable Tax Authority, such amount shall be treated for all purposes of this Agreement as having been paid to the Person with respect to which such deduction or withholding Tax was imposed.

## ARTICLE XV

## MISCELLANEOUS

15.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly delivered) (a) when delivered personally by hand, (b) when sent by email (unless the sender of such electronic mail received a notice that such electronic mail is undeliverable or otherwise has not been received by the intended recipients) or registered or certified mail (postage prepaid, return receipt requested)

to the addressee party or (c) when sent by an internationally recognized overnight courier (with written confirmation of delivery), in each case, at the following addresses and email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

To Cedant:

Pruco Life Insurance Company
c/o Prudential Financial, Inc.
751 Broad Street, 23rd Floor
Newark, New Jersey 07102
Email: kevin2.chaillet@prudential.com
Attention: Kevin Chaillet, Vice President, Planning & Analysis

with a copy to:

Email: michael.pignatella@prudential.com
Attention: Mike Pignatella, Vice President, Corporate Counsel

with a copy (which shall not constitute notice to Cedant for the purposes of this Section) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Email: gastrachan@willkie.com
mgstern@willkie.com
Attention: Gregory Astrachan
Michael G. Stern

To Reinsurer:

The Ohio National Life Insurance Company
One Financial Way
Cincinnati, OH 45242
Email: anurag.chandra@constellationih.com
Attention: Anurag Chandra

with a copy (which shall not constitute notice to Cedant for the purposes of this Section) to:

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, NY 10001

| | |
|---|---|
| Email: | malion@debevoise.com<br>eddutton@debevoise.com<br>mparelman@debevoise.com |
| Attention: | Marilyn A. Lion<br>E. Drew Dutton<br>Matthew B. Parelman |

15.2 Entire Agreement. This Agreement (including the exhibits and schedules hereto), the Master Transaction Agreement and the other Ancillary Agreements constitute the entire agreement among the parties and their respective Affiliates with respect to the subject matter hereof and thereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, between the parties with respect to the subject matter hereof and thereof.

15.3 Waivers and Amendment. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment, by the parties, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach.

15.4 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under it may be directly or indirectly assigned, delegated, sublicensed or transferred by either of the parties, in whole or in part, to any other Person, without the prior written consent of the other party, and any attempted or purported assignment, delegation, sublicense or transfer in violation of this Section 15.4 will be null and void; provided that this Section 15.4 shall not be construed to prohibit Reinsurer from retroceding Reinsured Liabilities. Subject to the terms of this Section 15.4, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.5 No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended to confer any rights, benefits, remedies, obligations or Liabilities upon any Person other than the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.6 Governing Law and Jurisdiction.

(a) This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of New York, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.

(b) Each of the parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction and venue of the federal courts of the United States located in the Southern District of the State of New York or, if such courts do not have jurisdiction, the state courts of the State of New York sitting in the Borough of Manhattan ("New York Courts") in any Action arising out of or relating to this Agreement, including the negotiation, execution or performance of this Agreement and agrees that all claims in respect of any such Action shall be heard and determined in the New York Courts, (ii) shall take such actions as are within their control to cause any disputes as described in Section 15.6(a) to be assigned to the complex litigation or similar docket of the applicable court and to avoid delay to achieve a fair, speedy and cost-effective resolution of the dispute, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement in the New York Courts, including any objection based on its place of incorporation or domicile, (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (v) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 15.1 or in any other manner permitted by applicable Law.

(c) The parties acknowledge that Actions arising under this Agreement and Actions arising under the Ancillary Agreements may overlap and contain common issues of fact or law. Notwithstanding the provisions of Section 15.6(b), the parties agree that in the event any Action under any Ancillary Agreement is brought in a court permitted or required by the terms of such Ancillary Agreement, the parties submit to the jurisdiction of such court in connection with any related Action under this Agreement in connection with such dispute, so long as such court has subject matter jurisdiction over such Action.

(d) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISE OUT OF OR RELATED TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY THEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY

CERTIFIES AND ACKNOWLEDGES THAT (A) NEITHER THE OTHER PARTY NOR ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 15.6. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

15.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by facsimile, e-mail of a .pdf attachment, generally recognized e-signature technology (e.g., DocuSign or Adobe Sign) or other electronic means intended to preserve the original graphic or pictorial appearance of a document.

15.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as would be enforceable.

15.9 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. It is accordingly agreed that, without posting bond or other undertaking, the parties shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The parties further agree that (a) by seeking any remedy provided for in this Section 15.9, a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement, and (b) nothing contained in this Section 15.9 shall require any party to institute any action for

(or limit such party's right to institute any action for) specific performance under this Section 15.9 before exercising any other right under this Agreement.

15.10 Incontestability. In consideration of the covenants and agreements contained herein, each party hereby agrees that this Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each party hereby agrees that it shall not contest in any respect the validity or enforceability hereof.

15.11 Waiver of Duty of Utmost Good Faith. In recognition that each Party has consummated the transactions contemplated by this Agreement and the Master Transaction Agreement to which it is a party, based on mutually negotiated representations, warranties, covenants, remedies and other terms and conditions as are fully set forth herein and therein, Cedant and Reinsurer absolutely and irrevocably waive resort to the duty of "utmost good faith" or any similar principle of disclosure in connection with the negotiation, execution or formation of this Agreement (but, for the avoidance of doubt, not relating to the conduct of the parties after the Closing Date). Notwithstanding anything to the contrary contained in this Agreement, the Master Transaction Agreement or the other Ancillary Agreements, each party hereby covenants and agrees that from and after the Closing Date it shall act in good faith and deal fairly with each other in order to accomplish the objectives of this Agreement and the other Ancillary Agreements.

15.12 Expenses. Except as otherwise expressly provided herein, Reinsurer and its Affiliates, on the one hand, and Cedant and its Affiliates, on the other, shall each bear their respective direct and indirect fees, costs and expenses incurred in connection with the negotiation and preparation of this Agreement, the Master Transaction Agreement and the other Ancillary Agreements and the consummation of the transactions contemplated thereby or hereby, including all fees and expenses of their respective Representatives.

15.13 No Third Party Beneficiaries. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.14 Treatment of Confidential Information.

(a) Cedant and Reinsurer (each, the "Receiving Party") hereby covenant and agree, each on behalf of itself and on behalf of its Affiliates, that from and following the Closing, except as expressly provided in this Section 15.14 or Section 15.15, the Receiving Party and its Affiliates shall keep and maintain all Confidential Information of the other party (the "Disclosing Party") in strict confidence, and take all commercially reasonably steps necessary or appropriate to avoid unauthorized use or disclosure. The Receiving Party and its Affiliates shall not, and shall cause their Representatives not to, disclose, give, sell or divulge any Confidential Information to any other Person for any purpose, except that each Receiving Party and its Affiliates may disclose such Confidential Information or portions thereof (i) if required under any applicable Law or, subject to Section 15.14(b), if legally compelled or required by a Governmental Authority to do so, (ii) to the extent necessary for the performance of such Receiving Party's obligations under this Agreement, the Master Transaction Agreement or the other Ancillary Agreements, (iii) to the extent necessary for the enforcement of the rights of such

Receiving Party and its Affiliates under this Agreement, the Master Transaction Agreement or the other Ancillary Agreements or (iv) to those of such Receiving Party's Affiliates, and to their respective Representatives, in each case, who need to know such information for the foregoing purposes. In addition, the Receiving Party and its Affiliates shall not, and shall cause their Representatives not to, use the other party's Confidential Information for any purpose other than in connection with the performance of the Receiving Party's obligations and enforcement of the Receiving Party's rights under this Agreement, the Master Transaction Agreement or the other Ancillary Agreements, including (where Reinsurer is the Receiving Party) for purposes of solicitation or marketing of any products or services to any policyholders, insureds or beneficiaries of the Reinsured Contracts. The Receiving Party shall be responsible for its Representatives' compliance with this Agreement and shall remain responsible and liable for any act or omission affecting the Disclosing Party's Confidential Information by any of its Representatives as if such action or omission were performed by the Receiving Party.

(b) If the Receiving Party or its Affiliates, or any of their respective Representatives, receives a third party demand pursuant to subpoena, summons, or court order, or any order, demand or request from any Governmental Authority, to disclose Confidential Information, the Receiving Party shall, to the extent allowed under applicable Law, provide the Disclosing Party with prompt written notice of such subpoena, summons, order, demand or request, within a reasonable time prior to such release or disclosure, so that the Disclosing Party may seek a protective order or other remedy or waive compliance with this <u>Section 15.14</u>. Unless the Disclosing Party has given its prior permission to release or disclose the Confidential Information, the Receiving Party shall not, and shall cause its applicable Affiliates or Representatives not to, comply with such subpoena, summons, order, demand or request prior to the actual date required for disclosure. If a protective order or appropriate remedy is not obtained, or the Disclosing Party waives compliance with this <u>Section 15.14</u>, the Receiving Party may disclose only that portion of the Confidential Information that it reasonably believes is legally obligated or required by the applicable Governmental Authority to disclose and shall use reasonable best efforts to obtain assurances that appropriate confidential treatment will be accorded such Confidential Information.

(c) Reinsurer shall establish and maintain physical, administrative, technical, and organizational security safeguards against the unauthorized access, destruction, loss or alteration of Cedant's Confidential Information that are no less rigorous than those maintained by Reinsurer for its own information of a similar nature (but not less than a reasonable standard of care), and in compliance with the terms of this <u>Section 15.14</u> and the Privacy and Security Addendum attached hereto as <u>Exhibit B</u>. Reinsurer agrees that it will retain Cedant's Confidential Information for only as long as necessary to meet its obligations under this Agreement or as required by applicable Law, and shall securely destroy all of Cedant's Confidential Information received by Reinsurer, its Affiliate or their Representatives, upon termination of this Agreement, consistent with Reinsurer's reasonable existing data retention and destruction policies and procedures. Reinsurer shall refrain from accessing, exfiltrating, processing, or otherwise affecting the Confidential Information in any way outside the physical borders of the United States of America.

15.15 <u>Personal Information</u>. In the ordinary course of business, Cedant will not transfer, disclose, share, furnish, or provide Personal Information to Reinsurer under this Agreement.

Notwithstanding the foregoing, and without limitation of Section 15.14, with respect to any Personal Information provided to Reinsurer:

(a) Reinsurer shall (i) comply in all material respects with applicable Laws with respect to the processing of such Personal Information; (ii) retain, use, process, and disclose all Personal Information in accordance with the Privacy and Security Addendum and in compliance with Applicable Privacy Laws; and (iii) provide reasonable cooperation and assistance to Cedant (at Cedant's expense) to comply with Applicable Privacy Laws and respond to requests from any individual, including but not limited to, access, correction, deletion, opt-out, or other similar requests.

(b) Reinsurer maintains, and will continue to maintain, adequate administrative, technical, and physical safeguards in place that meet the security safeguards maintained by Reinsurer to ensure the security and confidentiality of Personal Information. Reinsurer shall notify Cedant promptly, but no later than 72 hours from discovery, in writing when Reinsurer becomes aware of any actual breach of its security safeguards that affects any Confidential Information or Personal Information in regard to the Reinsured Contracts, or has reason to believe that such Personal Information may have been subject to unauthorized disclosure, unavailability, loss, destruction, access, or use, which notification shall include the following information, to the best of Reinsurer's knowledge: (i) the nature of the unauthorized disclosure or use; (ii) the information disclosed or used; (iii) the identity of the person(s) or entity(ies) who received the unauthorized disclosure or made the unauthorized use; (iv) what corrective action Reinsurer took or will take to prevent further unauthorized disclosures or uses; (v) what Reinsurer did or will do to mitigate any deleterious effect of such unauthorized disclosure or use; and (vi) such other information as Cedant may reasonably request.

15.16 OFAC Exclusion. Neither Cedant nor Reinsurer shall be required to take any action under this Agreement that would result in it being in violation of any OFAC Laws, including making any payments in violation of OFAC Laws. Should either party discover or otherwise become aware that a reinsurance transaction has been entered into or a payment has been made in violation of any OFAC Law, the party who first becomes aware of the violation of OFAC Laws shall promptly notify the other party and the parties shall reasonably cooperate in order to take all reasonably necessary corrective actions.

[*The remainder of this page is intentionally left blank.*]

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date first set forth above.

**PRUCO LIFE INSURANCE COMPANY**

By: ______________________________
Name: Dylan J. Tyson
Title: President & CEO

**THE OHIO NATIONAL LIFE INSURANCE COMPANY**

By: Anurag Chandra
Name: Anurag Chandra
Title: Chairman

Exhibit A

Investment Guidelines

INVESTMENT GUIDELINES

**Class 1: Permitted Investments exempt from Additional Limits:**

- Cash on deposit with a US bank rated A- / A3 or better.
- 2a-7 Government Money Market Fund Investments
- Publicly traded fixed income securities:
  - U.S. Government Securities: U.S. Treasuries
  - U.S. Agency Securities: Agency Debt and Agency-Backed Debt (to the extent explicitly guaranteed by the U.S. Government), government-sponsored and government-guaranteed including government-guaranteed bank debt and Agency CMBS
  - U.S. Agency Mortgage-Backed Securities and Collateralized Mortgage Obligations

**Class 2: Permitted Investments subject to All Limits:**

| | Minimum Issue Rating |
|---|---|
| **Publicly traded fixed income securities** | |
| Corporate Bonds and Notes (including securities issued under the Rule 144A exemption) | B- / B3 |
| Cash Equivalents (e.g. commercial paper) | A-1 / P-1 |
| U.S. Municipal Bonds (both taxable and tax-exempt) | A- / A3 |
| Non-US Sovereign Debt | BBB- / Baa3 |
| Non-U.S. Quasi Sovereign, and Supranational Debt | A- / A3 |
| Non-Agency Commercial Mortgage-Backed Securities | A-.sf |
| U.S. Non-Agency Residential Mortgage-Backed Securities, Credit Cards, Auto Loans, Student Loans and Collateralized Loan Obligations. Additional ABS asset classes include Timeshare, Equipment Leasing, Business Receivables, Whole Business Loans, Consumer Loans, Railcar Leasing, Container Leasing, Rental Cars, and Aircraft Leasing. | A-.sf |
| **Other Acceptable Investments:** | |
| Fixed Income Private Placement Securities<br><br>Residential Non-QM Whole Loans | NAIC SVO designation of 2C, if not rated by a NRSRO.<br><br>n/a |
| Redemable Preferred Stock and Hybrid securities of publicly traded companies. | NAIC SVO designation of 3C |
| Commercial Mortgage Loans | CM 2 |
| Letters of Credit | A- / A3 |

| | |
|---|---|
| Equity securities, listed and actively traded on NYSE or NASDAQ | n/a |

| | |
|---|---|
| Alternative assets, including but not limited to, private equity, credit/direct lending, mezzanine, infrastructure, hedge funds and real estate equity. provided that the investment is<br>• freely transferable, or subject to transfer arrangements satisfactory to Prudential; | n/a |

Acceptable NRSROs include Moody's, S&P, Kroll and Fitch. All ratings assessed by the NRSROs much meet the minimum shown in to order to qualify.

**Prohibited Investments:**

Only the investments shown above are permitted. For the avoidance of doubt, the following are not permitted:

- Equities, other than those listed and actively traded on NYSE and NASDAQ.
- Alternative assets (including private equity, hedge funds and real estate) other than those meeting the requirements of Class 2 Investments in the table above.
- Any investment that is not denominated in US Dollars.

**Prohibited activities:**

The following forms of trading activity are prohibited:

- Securities lending and borrowing
- Repo and reverse repo
- Short sales
- Derivatives (Futures, options, swaps etc.)

**Limits**

The limits below are based on U.S. Statutory book value on a Maintenance basis unless otherwise noted, i.e. the limits must be complied with at all times.

**All investments (Class 1 and 2) are governed by the following:**

**Asset Class Limits (as % of all investments)**

| | |
|---|---|
| U.S. Municipal Bonds (both taxable and tax-exempt) | 20.0% |
| Corporate Bonds and Notes issued under Rule 144A exemption | 20.0% |
| Total Publicly Traded Structured Finance and Commercial Mortgage Loans<br><br>Residential Non-QM Whole Loans | 35.0%<br><br>3.0% |
| • Sub-limits for U.S. Non-Agency Structured Finance: | |
| • Aggregate Structured Finance sublimit A+ to A- | 6% |

| | |
|---|---|
| o RMBS | 3.0% |
| o Any Eligible ABS Sector | 3.0% each |

| | |
|---|---|
| o Collateralized Loan Obligations | 15.0% |
| ▪ Of which, rated AA-.sf to AA+.sf and below<br>▪ Of which, rated A- to A+ | 5.0%<br>3.0% |
| o Commercial Mortgage-Backed Securities | 15.0% |
| ▪ Of which, rated AA-.sf to AA+and below<br>▪ Of which, rated A- to A+ | 5.0%<br>3.0% |
| • Sub-limit for CMLs | 15.0% |
| o Of which, rated CM 2 | 8.0% |
| Non-U.S. Sovereign, Quasi Sovereign, and Supranational Debt. | 20.0% |
| • Of which, Non-US Sovereign Debt rated Baa1/BBB+ and below | 3.0% |
| Private Placement Debt | 35.0% |
| Public Preferred Stock & Hybrid Securities (combined) | 5.0% |
| All Securities rated Baa1/BBB+ and below | 40.0% |
| • Of which, Ba1/BB+ and below | 7.0% |
| Permitted Class 2 Equity & Alternative assets | 6.0% |
| • Of which,<br>o Any individual sector/type | 3.0% |
| o | |
| o | |
| High Risk Asset (BB+ and Below, Alternative Assets, Structured Finance A+ rated and below, CMLs CM 2, Residential Mortgage Loans) | 25% |
| Illiquid Assets (Privates, Mortgages, (Structured Finance below AA-), Alternatives ex public equity, 144A publics) | 60% |

**Duration/Tenor Limits**

TBD

**The following Additional Limits are applicable to Class 2 Investments:**

Reference to the "portfolio" below include only Class 2 Investments".

**Diversification by Issuer**

Single Issuer Limits, based on ultimate Parent as defined by Bloomberg (issuer for structured finance (ABS, CLO and CMBS) will be defined by the trust or similar issuing

entity and not the manager):

| Issuer Rating | % of Class 2 Portfolio |
|---|---|
| A1 / A+ and better or A-1 / P-1 | 2.0% |
| A2 / A | 1.5% |
| A3 / A- | 1.5% |

| | |
|---|---|
| Baa1 / BBB+ | 1.5% |
| Baa2 / BBB | 1.0% |
| Baa3 / BBB- | 0.8% |
| Ba1 / BB+ | 0.8% |
| Ba2 / BB | 0.5% |
| Ba3 / BB- | 0.5% |
| B1 / B+ to B3/B- | 0.3% |
| CML: CM 1 | 2.0% |
| CML: CM 2 | 1.0% |

If the portfolio book value is below $100 million, the Single Issuer Limit is the greater of the preceding percentage-based limits or $2 million book value for A3/A- and above securities, $1 million book value for Baa1/BBB+ to Baa3/BBB- securities and $400,000 book value for Ba1/BB+ and below securities.

**Average Credit Quality**

The Class 2 Investment portfolio credit quality must maintain a BBB+/Baa1 weighted average rating or better using the Bloomberg Barclays Indices methodology.

**Sector Limits**

| | Max % of Class 2 Portfolio |
|---|---|
| Finance | 35% |

"Sector" is defined as per the Bloomberg Barclays BCLASS Level 2.

**Non-US Country Limits**

| Aggregate Non-US and Non-Supranational Investments | Max % of Class 2 Portfolio |
|---|---|
| Each G7 Countries rated A- / A3 or better | 20% |
| All other countries rated BBB- / Baa3 or better. | 10% |

The economic country of risk for each investment will be determined for all Class 2 investments using the Bloomberg definition. Country ratings will be determined by Moody's, S&P and Fitch, and all ratings assessed by these NRSROs must meet the minimum to qualify.

**Limit Breaches**

The Investment Manager will have systems and/or processes in place to promptly identify breaches. In the event of a breach of a limit or any other requirement described herein, the Investment Manager will promptly notify Reinsurer and Cedant upon discovery and shall have a thirty (30) calendar day cure period.

# Exhibit B

## Privacy and Security Addendum

# Comprehensive Information Security Policy (CISP)

## Table of Contents

## Purpose

Constellation Insurance, Inc. ("the Company") is in the business of trust. Our integrity must be beyond reproach. This policy summarizes the safeguards that the Company uses for the protection of information, consistent with privacy and information security laws and regulations.

Each associate has a responsibility to safeguard the Company's information and systems and to use them for business purposes only and in an ethical and lawful manner in accordance with our Code of Conduct.

The purpose of the Comprehensive Information Security Policy (CISP) is to help you understand the role you play in helping to:

- Ensure the confidentiality, integrity, availability and security of corporate and customer data
- Protect the Company against threats or hazards to such information; and
- Protect our customers, associates, and the Company against unauthorized access to or use of such information in a manner that creates a substantial risk of identity theft or fraud.

## Scope

The CISP applies to all associates, contractors, consultants, temporaries and all personnel affiliated with third parties who access the Company's information and internal systems. Throughout this policy, "associate" will be used to refer to all such individuals.

The CISP applies to all public and non-public business-related information of the Company (including confidential, sensitive and/or personally identifiable information related to the Company's business, associates or customers) and to the Company's networks, applications and systems, including software as a service (SaaS) (collectively "Company Information").

The CISP applies to Company Information, regardless of how it is labeled or where it is stored (e.g. information, data, assets, paper or electronic documents, files, and voice). Additionally, this policy applies in all locations in which associates access Company Information, including but not limited to Company's designated offices, work-from-home environments and mobile devices.

## Roles and Responsibilities

### Associates

It is the responsibility of associates to adhere to this policy and to report any questionable activity or suspicious behavior related to this policy to the Associate Service Center. All associates must read and acknowledge the Company's Comprehensive Information Security Policy (CISP) before they will be allowed system access. Start dates for contractors and temporaries will not be set until a signed CISP is received. All associates who access the Company's internal network connected systems are required to recertify the CISP annually. Associates are responsible for being knowledgeable of the content of applicable policies, which are located in the Associate Service Center at ( https://ohionational.service-now.com/nav_to.do?uri=%2F$knowledge.do)

### Management

Management must define, maintain and monitor an adequate system of internal controls that ensure the confidentiality, integrity and availability of the Company's information assets. They are also responsible to make all policies available to associates and periodically ensure proper awareness and communication are in place.

### Audit Services

The Audit Services Department is responsible for auditing the implementation and maintenance of internal control measures taken by the Company by periodically verifying whether policies and standards are being followed and met.

## General Policies for all Associates

### Asset Management

IT assets, such as hardware and software, must be requested and procured in compliance with the Company's procurement policy. The Company will centrally maintain a comprehensive inventory of its IT assets, software and service entitlements within an asset management database. The Company has the right to uninstall, reclaim and redeploy technology elsewhere in the enterprise to optimize its investment. Personal devices may be used to access the Company only with specific authorization, and in compliance with the Company Mobile Device Management Policy. Associates and contractors are responsible for returning any company provided equipment to their manager or building security by their last day of employment, in compliance with the Technology Equipment Policy.

### Confidentiality of Company Records

Software code developed for corporate use is the Company's intellectual property. Company records are documents, files, data and any other information directly related to the Company's business, legal, financial or administrative activities. Company records are confidential and proprietary and should not be used for any purpose other than in connection with the Associate's performance of his/her assigned duties for the Company. Company records that are created, downloaded, stored, processed, and transmitted over the Company's computers, networks or telecommunication systems are the property of the Company. Associates shall have no expectation of personal ownership or personal use associated with the records they create, store, receive or send through these means. Associates shall not store Company records externally (portable drives, personal email, document sharing and collaboration sites, etc.) unless authorized by management and Information Security.

## Data Backup

All electronic information must be stored on an approved storage device, such as a file share which includes but is not limited to the S:/, W:/, G:/, H:/ ,M:/ drives and Microsoft Teams, but should not be routinely stored on a C:/ drive or within an IT system or application.

## Email

Only the ConstellationInsurance.com email domain may be used for company communications; public email hosts such as Yahoo, Gmail, Hotmail, etc. must not be used for work-related purposes.

## External File Transfer Protocol (FTP)

Access to external FTP services must be formally requested and approved by Enterprise Infrastructure.

## Information Security Monitoring

The Company has incorporated automated monitoring capabilities into its networks to generate information relating to unauthorized or irregular behavior on Company computers, networks or telecommunication systems. Because information recorded by these automated monitoring systems could identify an individual user and his or her transaction information, associates must not assume privacy in their use of Company systems, even when they are accessing the systems on their personal time. This monitoring data will be used for detecting and analyzing signs of possible incidents, which may include imminent threats or violations of computer security policies, acceptable use policies or standard security practices, in order to protect Company and customer data maintained or stored on the Company networks.

## Physical Security

Working areas in the Company's offices are physically secured from unauthorized entry and access is facilitated via a key card system. Associates must not compromise the physical security mechanisms of the Company. Piggybacking, where one or more people following an authorized associate into a restricted or secure area without properly using the access control system ID card reader in place, is not allowed.

The associate is responsible for the security of keys, keycards, badges or other access/identification mechanisms assigned to them, and must promptly report the loss or theft of these items to the Security Team. The associate is responsible for taking precautions to physically secure devices (USB drives, phones, laptops, etc.) that contain any Company data.

## Privacy Policies and Practices

Associates must ensure that documents containing private, non-public or personally identifiable information (PII -- information that alone or in combination with other information relates to a specific, identifiable individual) about the Company's associates, agents and customers are properly secured. Computer systems used by associates must be locked when the associate is out of the immediate work area.

## Social Media

Associates may not use social media to disclose any sensitive, proprietary, confidential, financial or other non-public information about the Company, its associates, customers or agents.

Constellation Insurance

## Summary of Information Security Policies for all Associates

The following is a summary of security-related policies that affect all associates. Complete documents are available through the Associate Service Center (https://ohionational.service-now.com/nav_to.do?uri=%2F$knowledge.do) or, if you do not have access to the Associate Service Center, the policies will be provided to you upon request.

### Account Management

- A unique user account is created for and assigned to each individual who has permission to access the Company's information systems and data. The account holder is responsible for all actions performed by the account.
- Information Security must be informed by the assigned manager as soon as possible when an account holder leaves employment and/or gives notice of termination so that the account's access can be terminated.
- If an account or password is suspected to have been compromised, the incident must be reported to the Associate Service Center and the password must be changed immediately.
- Accounts will be suspended or disabled in the case of excessive failed login attempts; failure to change passwords in a timely manner; lack of use; failure to complete mandatory annual security training; failure to annually recertify to the CISP; and on request from management, human resources, or legal.

### Awareness and Training

- The Company is responsible for developing, documenting, disseminating, and reviewing awareness and training policies, procedures and training sessions at least annually.
- Upon hire or contract and each calendar year thereafter, Associates must sign an acknowledgement stating they have read and understand the CISP. Failure to acknowledge the CISP will result in an associate's network access being disabled until the CISP is signed and reported to Information Security.
- Associates will complete approved security awareness training annually. Failure to complete the training in a timely manner will result in suspension of systems access and may result in disciplinary action.

### Encryption

By encrypting electronic data as appropriate, the Company helps meet regulatory requirements to protect our customers, agents' and associates' private data.

- Encryption must be used:
  - Wherever Personal Identifiable Information (PII), health-related information or confidential/restricted company information is stored electronically
  - When information is transmitted across a non-company network using services such as email, file transfers to and from business partners (FTP), remote access, public websites and business-to-business connections
  - When credentials, such as passwords and encryption keys, are in transit or while at rest

### Internet Acceptable Use

- The internet does not guarantee the privacy and confidentiality of information. Sensitive information transferred over the internet may be at risk of detection by a third party. Associates must exercise care and use encryption, such as is provided in secure emails or secure (HTTPS) browser sessions, when communicating any potentially confidential/restricted information

outside of the Company. Associates shall only transfer information in accordance with their work duties and to authorized individuals with a need to know the information.

- Any activities by associates are monitored and tracked for business and legal reasons when accessing the internet using the Company's property and systems. Associate use of the internet on Company resources is not confidential and associates should have no expectation of privacy with regard to such use.
- Associates are responsible for the content (i.e. text, audio and video or image files) that they post or send over the Company's internet resources. Associates shall always behave in a professional and responsible manner when using the Company's Internet resources.

### Malware Protection

A malicious software (malware) infection can be costly in terms of possible data loss (in some cases permanent), time to recover the affected system, and the unavailability of production applications.

- Any activity with the intention to create and/or distribute malware onto the Company network, such as viruses, worms, Trojan horses, email bombs, phishing emails, etc., is strictly prohibited.
- Associates are restricted from stopping anti-malware services, excluding files from anti-malware scanning, or removing anti-malware clients.
- If an associate believes they have malware or receive notice they have malware, they must immediately contact the Associate Service Center for assistance.

### Media Sanitization

- Unless contractually prohibited, any Company media that have been used to process, store or transmit PII or other private, confidential or proprietary information shall not be released from the Company's control until the media have been sanitized and all stored information has been cleared by Corporate Services or Information Technology.

### Mobile Device Management

- A mobile device management (MDM) application will be required and active on mobile devices that need Company applications, such as email or the Office 365 suite of programs, and/or Company Information. The MDM application will be configured to:
  - Store Company Information within a separate, business use only container.
  - Encrypt Company Information stored on the device
  - Disconnect immediately from all Company resources if there is any attempt to contravene or bypass the MDM.

### Password

The combination of a logon ID and password is used to verify that a system user is who he or she purports to be. The reliability of this password approach is based on the requirements that no one other than the assigned account owner knows the password. Some password requirements include:

- Passwords must not be shared.
- Passwords must not be disclosed. A potential exception is if a password has to be shared with Level 2 or 3 support personnel for troubleshooting technical problems or user login issues. Once the issue is resolved the password *must be changed immediately*.
- If someone demands your password contact the Associate Service Center so that they can create a security incident ticket and notify Information Security.

### Patch Management

- Technical owners will ensure that patches are applied using the appropriate system patching procedures.

- Information Security will periodically scan network-attached equipment to identify missing patches and other vulnerabilities.
- Laptop users must connect their company-owned devices to the Company's network at least weekly to ensure they receive patches and updates.

### Remote Access

- Remote access is only allowed via the Company approved VDI and VPN connectivity solutions.
- Only approved Company associates and authorized third parties (vendor support, etc.) may access the Company's data and/or systems remotely.
- Appropriate management approvals must be obtained in advance of granting remote access.
- The users of personal devices used to connect to the Company's network via VDI or VPN are responsible for ensuring patches are applied to their devices in a timely manner.

### Security Incident Management

The management of information security incidents is critical to both controlling risks and damages to system assets of a corporate network and information systems assets, both physical and intellectual.

- All associates are responsible for reporting any suspected or actual security incidents to the Associate Service Center.
- All associates involved in the investigation and response to a security incident must maintain confidentiality unless authorized in advance by the Chief Information Security Officer or the Privacy Officer.

### Third Party Access

Vendors and other third parties play an important role in the support of the Company's business operations. Vendors may access the Company's internal network directly or remotely to view, copy and/or modify data; support business processes; maintain the Company's systems; and other purposes.

- Appropriate business owner/IT management approvals must be obtained using standard security onboarding procedures in advance of granting third-party access.
- Third-party connections used to transmit PII or health-related information must be reviewed by Information Security before access is granted.

### Wireless Security

- Use of the wireless network is subject to the same guidelines as the Internet Acceptable Use Policy.
- Wireless access points or devices with wireless capability must be approved by IT Networking Infrastructure to ensure proper configuration and limit potential vulnerabilities
- Unapproved installations of wireless equipment or use of unauthorized equipment to connect to the Company's network is strictly forbidden.

## Exceptions to Policies

Exception requests must be submitted to Information Security. The requestor is responsible for indicating in their request the steps that will be taken to correct the policy exception.

Constellation Insurance

## Policy Review

This policy will be reviewed at least once a year and will be updated whenever there are significant changes, such as new risks arising from changes in market conditions, legal changes, new lines of business or new technologies, among others.

## Policy Distribution

This policy must be communicated to all associates of the Company, using an accessible and reliable method, and ensuring proper receipt and understanding of it. Associates and persons who access information from the Company shall have access to a copy of this policy. Information Security will post this policy in the Associate Service Center.

## Policy Non-Compliance

Failure to comply with this policy may, at the full discretion of the Company, result in the suspension of any or all technology use and connectivity privileges, disciplinary action, and possibly termination of employment.

## Document Review History

The Company reviews and confirms each revision of the established Policy. Review of the policy will occur on an annual basis if no other revisions are made within the year. The Company has the policy reviewed by the Information Security Manager and the Information Security and Risk Officer for each revision, and the Senior Vice President for Information Technology approves the policy changes. Each revision of the policy will be reviewed and approved by separate individuals and will be documented within the table below.

| *Version* | *Name* | *Changes / Revisions* | *Reviewed on* | *Approved on* |
|---|---|---|---|---|
| 2 | Teresa D. Williams<br>Claire Hodapp<br>David Brown<br>Lisa Doxsee<br>Michelle Wilson<br>Tom Schroeck<br>Bill Mccaster<br>Mike Slattery | Annual Review | 09/14/2021<br>09/15/2021<br>09/22/2021<br>09/27/2021<br>10/05/2021<br>10/05/2021<br>10/06/2021<br>10/06/2021 | 10/06/2021 |
| 3 | Teresa D. Williams<br>Jeremy Fifarek<br>Regina Snow<br>Dorothy Bieller<br>Claire Hodapp<br>David Brown<br>Lisa Doxsee | Annual Review | 06/02/2022<br>06/03/2022<br>06/03/2022<br>06/03/2022<br>06/08/2022<br>06/17/2022<br>07/11/2022 | 08/09/2022 |

| | | | | |
|---|---|---|---|---|
| | Bill Mccaster<br>Mike Slattery | | 07/11/2022<br>08/08/2022 | |

Schedule 1.1(a)

Reinsured Contract Seriatim Listing

*(See attached.)*

<u>Schedule 1.1(b)</u>

Fair Market Value Methods

## Schedule 1.1(b)

## Fair Market Value Methods

***Fair Market Valuation Methodology***:

"Fair market value" or "fair value" represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The authoritative fair value guidance establishes a framework for measuring fair value that includes a hierarchy (see "Pricing Hierarchy" below) used to classify the inputs used in measuring fair value. The party that determines the fair value of an asset or liability as of an applicable measurement date in accordance with the Agreement is referred to herein as the "Determining Party". The party receiving such fair value determination from the Determining Party for use in accordance with the Agreement is referred to herein as the "Receiving Party".

*Bonds and Mortgages:*

*Bonds carried at market value* - fair values of the public bonds are generally based on prices obtained from independent pricing services. Prices for each bond are generally sourced from multiple pricing vendors, and a vendor hierarchy is maintained by asset type based on historical pricing experience and vendor expertise. The price from the pricing service highest in the vendor hierarchy based on the respective asset type is used. The pricing hierarchy is updated for new financial products and recent pricing experience with various vendors. Typical inputs used by these pricing services include but are not limited to, reported trades, benchmark yields, issuer spreads, bids, offers, and/or estimated cash flow, prepayment speeds and default rates. If the pricing information received from third-party pricing services is deemed not reflective of market value or other inputs observable in the market, the price may be challenged through a formal process with the pricing service.

Internally-developed valuations or indicative broker quotes are also used to determine fair value in circumstances where vendor pricing is not available, or where it is concluded that pricing information received from the independent pricing service is not reflective of market value. If the values from both pricing services and brokers are not reflective of market value, an internally-developed valuation may be used.

Several specific price monitoring activities are conducted. Market prices from three pricing services are reviewed on a monthly basis to determine if pricing is reasonable and reflective of market value or if it would warrant any adjustments.

The fair values of private bonds, which are primarily originated by internal private asset managers, are primarily determined using discounted cash flow models. These models primarily use observable inputs that include Treasury or similar base rates plus estimated credit spreads to value each security. Matrix pricing is used based on spreads provided by third parties. Other additional credit specific adjustments may be applied. For certain private fixed maturities, the discounted cash flow model may incorporate significant unobservable inputs, which reflect our own assumptions about the inputs that market participants would use in pricing the asset.

*Bonds: fixed maturities (excluding NAIC 6 rated Bonds)* - The fair values of public fixed maturity securities are generally based on prices from third-party pricing services, which are reviewed for reasonableness; however, for certain public fixed maturity securities and investments in private placement fixed maturity securities, this information is either not available or not reliable. For these public fixed maturity securities, the fair value is based on indicative broker quotes, if available, or determined using a discounted cash flow model or internally-developed models. For private fixed maturities, fair value is determined using a discounted cash flow model. In determining the fair value of certain fixed maturity securities, the discounted cash flow model may also use unobservable inputs, which reflect our assumptions about the inputs market participants would use in pricing the security.

*Mortgage Loans* - The fair value of commercial mortgage loans is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate, plus an appropriate credit spread for loans of similar quality, average life and currency. The quality ratings for these loans, a primary determinant of the appropriate credit spread and a significant component of the pricing process, are based on internally-developed methodology. Certain commercial mortgage loans are valued incorporating other factors, including the terms of the loans, the principal exit strategies for the loans, prevailing interest rates and credit risk.

*Preferred Stocks carried at market value*: Preferred stocks consist principally of publicly traded stock. The fair values of most publicly traded preferred stock securities are based on quoted market prices in active markets for identical assets.

*Common Stocks carried at market value*: Common stocks consist principally of investments in common stocks of publicly traded companies, privately traded securities, as well as common stock mutual fund shares. The fair values of most publicly traded common stocks are based on quoted market prices in active markets for identical assets. The fair values of common stock mutual fund shares that transact regularly (but do not trade in active markets because they are not publicly available) are based on transaction prices of identical fund shares. The fair values of common stocks are based on prices obtained from independent pricing services. These prices are then validated for reasonableness against recently traded market prices.

*Cash and Short-Term Investments*: Due to the short-term nature of certain assets, the carrying value approximates fair value. These assets include cash, cash equivalent instruments, letters or credits and certain short-term investments, which can be recorded either at amortized cost, face amount, or fair value. Letters of credit are recorded at their face amount.

*Other Invested Assets*: The estimated fair value of other invested assets is determined using the methodologies as described above for bonds, mortgage loans or short-term investments, including affiliated assets based on the nature of the investment. Other invested assets invested in a fund structure as limited partner shares obtain their valuations from general partners quarterly along with capital account statement (the valuations might be embedded within account balances rather than explicitly broken out), often on a lagged basis, while the rest of directly invested assets are valued concurrently.

***Pricing Hierarchy***

"Fair Market Value" with respect to an asset other than cash shall be determined as follows:

(i) in the case of cash equivalents and letters of credit, the face amount thereof;

(ii) in the case of equity securities listed on an exchange, the exchange price feed;

(iii) in the case of fixed income securities (other than securities that constitute cash equivalents as described above) the evaluated bid price from the following third party services: ICE Data Services, Thomson Reuters and S&P Global (formally IHS Markit). Typical inputs used by these pricing services include but are not limited to, reported trades, benchmark yields, issuer spreads, bids, offers, and/or estimated cash flow, prepayment speeds and default rates. If the pricing information received from third-party pricing services is deemed not reflective of market value or other inputs observable in the market, the price may be challenged through a formal process with the pricing service; and

(iv) in the case of illiquid or non-public assets for which prices are not available, Fair Market Value is determined utilizing a discounted cash flow model or internally-developed models. Upon reasonable request made by the Receiving Party, the Determining Party shall provide the Receiving Party with support for its valuation of such illiquid or non-public assets; and

(v) in the case of commercial mortgage loans—The fair value of loans is determined based on a reasonable internally-developed methodology, which may include, but is not limited to, indicators from the whole loan market.

Disputes

If the Receiving Party reasonably disputes the Fair Market Value of an asset priced by the Determining Party in accordance with the foregoing methodologies, the disputed asset shall be valued based on prices from the following third party services: ICE Data Services, Thomson Reuters, S&P Global (formally HIS Markit), Bloomberg, Barclays and JP Morgan ("Third Party Pricing Services"). The Fair Market Value for each disputed security will be determined as follows: (a) if four (4), five (5) or six (6) Third Party Pricing Services provide listed prices, market value will equal the average of the listed prices excluding the highest and lowest price; (b) if three (3) Third Party Pricing Services provide listed prices, market value will equal the middle of the listed prices; (c) if two (2) Third Party Pricing Services provide listed prices, market value will equal the lower of the listed prices; (d) if only one (1) Third Party Pricing Service provides a listed price, market value will equal that price; and (e) if none of the Third Party Pricing Services provide a listed price, the determination of Fair Market Value by the Independent Valuation Expert (as defined in the Master Transaction Agreement) will apply to the disputed asset.

"Independent Valuation Expert" means a jointly selected partner or senior employee at a nationally recognized independent firm with expertise in asset valuation that is independent and impartial and mutually acceptable to Cedant and Reinsurer; provided, however, that if the parties are unable to select such a Person to serve as the Independent Valuation Expert within twenty (20) Business Days of either party's notice to the other party of an intent to submit a dispute to an Independent Valuation Expert, either party may request that the American Arbitration Association appoint within ten (10) Business Days from the date of such request, or as soon as

practicable thereafter, a partner or senior employee at a nationally recognized firm with expertise in asset valuation that would be impartial with respect to applicable disputes arising hereunder.

Schedule 1.1(c)

Separate Account

| **Separate Account** | **Separate Account 1940 Act Registration Number** | **Commingled Separate Account** |
|---|---|---|
| Pruco Life Flexible Premium Variable Annuity Account | 811-07325 | Yes |

# Schedule 2.2

Reinstatement Policies

## Schedule 2.2

## Reinstatement Policies

General Principles.

- The attached Exhibits set forth the Cedant's policies for return of account value and reinstatement of Reinsured Contracts following a full or partial attempt to surrender, without penalty to the contract owner.

- Certain reinstatement requests received from contractholders are handled by processors in Prudential's corrective processing unit, rather than through Cedant's exception process, so long as the request is received by Prudential within specified timeframes.

  a. Cedant's corrective processing unit policy for reinstatements when funds have not been released are attached hereto as Exhibit 2.2(a). Under this policy, reinstatement requests must be received within a seven day conservation period.

  b. Cedant's corrective processing unit policy for reinstatements when funds have been released are attached hereto as Exhibit 2.2(b). Under this policy, reinstatement requests must be made within sixty calendar days.

- As described in Exhibits 2.2(a) and 2.2(b), other reinstatement requests are handled through Cedant's general exceptions process. Such Exceptions process is attached hereto as Exhibit 2.2(c).

**<u>Exhibit 2.2(a)</u>**

# IFS 1037 Reinstatement when funds have not been released (Conservation)

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**Index** Bookmarks to specific sections in the document.

**Procedure Purpose:** The placement of money back into an Annuity contract is allowed under limited guidelines. This procedure is to outline how this reinstatement is to be handled to provide minimal risk and without penalty to the owner.

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**Scope:** All processors in the corrective processing unit will handle all reinstatement requests that are received. These reinstatement requests shall only apply to those requests received from clients

**If the request to reinstate is received within 30 days of the transaction and the check has not been cashed or payment was made via EFT and there is no meeting of the minds or there was a mistake of fact provided to or received by any party to the transaction then send through the normal exception process.

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**Definitions:**
72T- Substantial Equal Payments
Advisory Fee Withdrawals- Third Party Investment fee withdrawals for servicing of customer accounts
BBI- Bank Balance Increase
CP- Corrective Processing
IP- Investment Professional

Reinstatement– The procedure for the return of funds to a contract owner's contract from a full or partial surrender without penalty to the owner when the funds have not yet been released

Surrender- Partial or Full surrender

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**Standards**

- *Only a contract owner can request a reinstatement.*
- *Reinstatement requests must be received within the seven day conservation period and the check has not been mailed to the receiving institution.*
- *Only 1035 exchanges and transfers should fall into this scenario*
- *Reinstatement requests that indicate fraudulent activities should be forwarded to the Customer Relations area for review.*

*For example: If the contract owner states they were not aware of the Liquidation because they had not authorized or signed a liquidation request. The client and annuitant must be living to make the request. (Requests made from a deceased's contract should be referred to the claims area.). Any request for reinstatement outside of these standards should be referred to the processing unit for review and possible exception processing. They will not be honored as reinstatements in the corrective processing unit without this additional approval.*

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**Restrictions** **New York Replacement Regulations –**

- If a request is received for Reinstatement of a contract that was deemed a replacement under the New York requirements of Reg. 60, there is a mandatory Reinstatement period of 60 calendar days.
- If a contract was **not** issued subject to New York Replacement Regulations the Free look period is as per normal requirements *(refer to State Availability Charts).*

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**Log-in Process** In order to process the reversal, processor will have to access the following applications:

a. BPC
b. VPAS
c. PIPs
d. PRIDE

**Additional Process**

For every case, the following should be included.

- If a case is not complete on day 3, you need to notify the requestor of the delay and provide an ETA if possible. Please bronze your note into the case for support.
    - If you get a request that involves a second contract, please clone a case for that second contract so that we have support in BPC.
    - If you are processing a correction and estimation is needed, you should not refer the case to estimation but instead you should handle the estimation within your reversal case so that the case is all encompassing of all aspects.
    - If you send a note to PI Commissions, Annuity Financial Control, Financial Reconciliation, Business Support, a processor etc..... please bronze that note into your case for support.
    - If you refer a case for handling by another area, either by e-mail or cloning to another queue, and nothing more is needed on your part, CLOSE your case at that time. You do not need to pend a case that has been referred to Deposit Suspense or Accounting, if there is nothing more for you to do.

**Exhibit 2.2(b)**

# IFS 1038 Reinstatement when funds have been released

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**Index**

Bookmarks to specific sections in the document.

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**Procedure Number**

1038

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**Department Name**

Operations Financial Control, Corrective Processing

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**Effective Date**

10/24/2004

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**Procedure Owner**

Raymond
Barkalow

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**Procedure Contact**

Laura
Dittmeier

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**Procedure**

**Purpose**

## Reinstatement

**DEPARTMENT**: Corrective Processing
**EFFECTIVE DATE**: 10/24/2004

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The placement of money back into an Annuity contract is allowed under limited guidelines when an owner has decided that the withdrawl of funds from his contract, either full or partial, was a mistake on his part or he simply changed his mind. This procedure is to outline how this reinstatement is to be handled to provide minimal risk to and without penalty to the owner.

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**Scope**

Reinstatement requests shall only apply to those requests received from clients acknowledging that the request was an error on their part or that they changed their mind.

**If the request to reinstate is received within 30 days of the transaction and the check has not been cashed or payment was made via EFT and there is no meeting of the minds or there was a mistake of fact provided to or received by any party to the transaction then send through the normal exception process.

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**Definitions**

72(t)/(q) - Substantial Equal Payments
Advisory Fee Withdrawals- Third Party Investment fee withdrawals for servicing of customer accounts
BBI- Bank Balance Increase
CP- Corrective Processing
IP- Investment Professional

Reinstatement – The procedure for the return of funds to a contract owner's contract from a full or partial surrender without penalty to the owner or to Prudential, when the funds have already been released.
Surrender- Partial or Full surrender

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**Standards**

- Only a contract owner can request a reinstatement.
- Reinstatement requests and the funds must be received within 60 calendar days of the date of the surrender event in VPAS
- If distribution was not a transfer or 1035x, a written rollover statement must be received
- Reinstatement requests that indicate fraudulent activities should be forwarded to the Customer Relations area for review.
  - For example: If the contract owner states they were not aware of the Liquidation because they had not authorized or signed a liquidation request.
- The dollar amount returned must equal the net amount of the surrender.
- The dollar amount that is to be reinstated must be returned from the payee. Amounts received back above the net surrender amount will be considered an additional premium and remitted to the contract. A call out should be made to confirm payment method of the additional funds (i.e. transfer, contribution) to ensure appropriate coding of amount.
- If investment option is **not** already in the Money Market fund or in the

Fixed Rate option, a letter of instruction must accompany all requests for reinstatement acknowledging that the owner is aware that the money will be moved to the Money Market account effective the date of the original surrender and remain there through the date of the reinstatement or until the client or Investment Professional moves the funds.

- The client and annuitant must be living to make the request. (Requests made from a deceased's contract should be referred to the claims area.).
- Advisory Fee withdrawals and 72T/Q withdrawals cannot be reinstated.
- Regular distributions on Non-Qualified contracts cannot be reinstated. They can only be processed through exceptional process.
- Contracts processed with tax withholding (ie. Regular distributions on IRA, SEP IRA, Custodial, Roth IRA, TDA's) ( Nonqualified distributions can only be done through on an exception basis) cannot reverse tax reporting. The tax withholding withheld on distribution must be returned by client or a distribution must be taken from the client's account in the amount of the withholding.
- Contracts with certain benefit features must have approval from contract owner in writing, to remove benefit prior to reinstating the funds.

If the client has the HDV Death Benefit, the request must go to exceptions for review

Any request for reinstatement outside of these standards should be referred to the processing unit for review and possible exception processing. They will not be honored as reinstatements in the corrective processing unit without this additional approval.

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**Restrictions**

**New York Replacement Regulations –**

- If a request is received for Reinstatement of a contract that was deemed a replacement under the New York requirements of Reg. 60, there is a mandatory Reinstatement period of 60 calendar days.
- If a contract was **not** issued subject to New York Replacement Regulations the Free look period is as per normal requirements *(refer to State Availability Charts)*.

**Non-Qualified Contracts –**

- Only 1035 exchanges will be eligible for reinstatement.

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**Log-in Process**

In order to process the reversal, processor will have to access the following applications:

| | |
|---|---|
| | Select "**Stop**" in the reason code drop-down<br>Click "**OK**"<br><br>It will take 2 business days for the stop pay to clear and the money to be back into suspense. |
| 10. | Amounts received over the amount surrendered will be remitted to the contract as a new contribution, transfer, or 1035 exchange. Send note to Asset Retention for call as to how funds should be applied to the contract. |
| 11. | **If** / **Then**:<br>Requirements are missing → Obtain missing requirements and then follow processing steps.<br>All is in good order → Continue with processing the reinstatement |

**Obtaining Missing Requirements**

Before processing, make sure that all the below mentioned information is available.

| If | Then |
|---|---|
| Funds are returned with no other information | Clone the case (Transaction Category: Asset Retention, Work type: Reinstatement Call Referral; Status: Open). Update notes on BPC and pend the case for 2 days. |
| Letter of instruction is received without a return of the funds | |
| Missing acknowledgement to Money Market/ Fixed fund | Send a lotus note to representative in ASSET Retention /Reinstatement call center for call out. Pend the case in BPC for 2 business days and close the case. |
| Missing rollover statement | |
| Missing written instructions to cancel the benefits | |

<u>General process to obtain missing requirement</u>

| Step | Action |
|---|---|
| 1. | Refer to the Call Center to make a call out to the Investment Professional (IP) to determine why the funds are being returned. |
| 2. | If they are being returned for reinstatement, Call Center will ask the IP to have the client send in a Letter of Instruction. |
| 3. | If they are being returned for a recovery |

| | |
|---|---|
| 4. | If they are being returned for other reasons, refer the case to the Disbursement area for handling. |
| 5. | If a letter of instruction is received without a return of the funds, Call Center will call the IP and request that the client have the funds returned to us (Prudential Annuities Life Assurance Corporation) from the receiving company. |
| 6. | If the Money Market / Fixed fund language is missing, review the Contract Authorization Inquiry screen in VPAS to determine if Investment Professional is authorized to allocate funds on the owner's behalf. |
| 7. | If Investment Professional is authorized to make allocation changes, Call Center will contact the Investment Professional on a recorded line to obtain authorization to move funds to the Money Market / Fixed Account for the period of time funds were not invested with the company. |
| 8. | If Investment Professional is not authorized to make allocation changes, Call Center will contact the contract owner on a recorded line to obtain authorization to move funds to the Money Market / Fixed Account for the period of time funds were not invested with the company. |
| 9. | If contract holder has one of the following benefit features and did not acknowledge in letter that they were aware that the benefit would have to be removed in order to reinstate disbursement funds, Call Center will contact the Investment Professional. On a recorded line inform the Investment Professional that the contract owner needs to submit a request in writing to remove the benefit prior to proceeding with the reinstatement request. |
| 10 | For all situations where funds have been returned, pending additional requirements, Call Center will inform the Investment Professional and/or contract owner that the funds cannot be held for more than 5 business days. Funds will need to be returned back to the receiving institution and/or client if requirements are not received within this time period.<br>NOTE: Call Center associate can obtain waiver to hold funds more than 5 business days as long as they receive acknowledgement from the contract owner on a recorded line indicating that they are aware that funds will not earn interest for the time period being held. |

**Reinstatement Process Steps**

| Step | Action |
|---|---|
| 1 | Processor will review the executed Reinstatement Letter or case notes to determine if the reinstated funds will move to the Fixed or MVA. Based on the Carrier/product rules - funds will be allocated to the Fixed Rate – See executed reinstatement letter or case notes. If the product requires the fixed rate – follow the below step |

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**Exhibit 2.2(c)**

| OVERVIEW | |
|---|---|
| **Purpose** | The purpose of this procedure is to document the steps required to process Asset Retention cases. Cases include reinstatement of withdrawals, account transfers, and reinstating maturity default cases. This usually occurs with the client acknowledging an error on their part or that they have changed their mind. |
| **Background** | • Reinstatement requests and the funds must be received within 60 calendar days of the date of the surrender event in VPAS<br>• If the distribution is qualified and was not a transfer, then a written rollover statement must be received.<br>• Reinstatement requests that indicate fraudulent activities should be forwarded to Annuity Alert for review.<br>    ○ If funds received were less than the net amount, then a case must be sent to Exceptions for review.<br>• The dollar amount that is to be reinstated must be returned from the payee. Amounts received back above the net surrender amount will be considered and additional premium and remitted to the contract.<br>• Prudential cannot hold funds for more than 5 business days. Funds will need to be returned to the receiving institution and/or client if reinstatement requirements are not received within this time. We are unable to accept a waiver to hold funds longer then this period.<br>• The client and annuitant must be living to make the request. (Requests made from a deceased owner's contract should be forwarded to the Claims area)<br>• Advisory fee withdrawals and 72T/Q withdrawals cannot be reinstated.<br>• Please review Exceptions decision Matrix on SharePoint for guidance.<br>• Contracts with living benefits must have approval from the contract owner in writing to remove benefit prior to reinstating funds.<br>• If the client has an HDV death benefit the request must go to Exceptions for review.<br>• 72(t) reinstatement is considered a break in the stream. |
| **Definitions** | • **Reinstatement** – A request that applies when a client acknowledges an error on their part or that they changed their mind<br>• **Reversal** – Occurs when there is an internal processing error or when an FP has made an error on behalf of the client and is willing to take fiscal responsibility for the error.<br>• **Buy back** – If the original contract was invested in the variable market. |

Schedule 4.1

Expense Allowance

**Schedule 4.1**

**Expense Allowance**

The Expense Allowance for each Monthly Accounting Period shall be the sum of:

(i) with respect to Reinsured Contracts in the accumulation phase, an initial amount equal to $9.35 *multiplied by* the number of such Reinsured Contracts in force as of the start of such Monthly Accounting Period. Such amount shall increase to $9.54 per Reinsured Contract as of January 1, 2024 and will increase at an annual inflation rate of 2.00% on each January 1 thereafter; *plus*

(ii) with respect to Reinsured Contracts in the payout phase, an initial amount for the first Monthly Accounting Period hereunder equal to $4.28 *multiplied by* the number of such Reinsured Contracts in force as of the start of the applicable Monthly Accounting Period. Such amount per Reinsured Contract will increase at an annual inflation rate of 2.00% on each January 1, thereafter.

Schedule 4.2

Commissions

**Schedule 4.2**

**Commissions**

From and after the Effective Time, with respect to each Monthly Accounting Period hereunder, Reinsurer shall owe to Cedant an amount in respect of trail commissions payable to Producers calculated as follows:

((19bps in respect of trail commissions * 0.7) * average daily account value during such Monthly Accounting Period) * (actual # of days in the Monthly Accounting Period / 365)

The parties acknowledge that such amount is payable by the Reinsurer in accordance with Article VI regardless of actual trail commissions or other amounts actually paid to Producers by Cedant or its Affiliates.

Schedule 6.1

Reinsurer Quarterly Report

*(See attached.)*

**Schedule 6.1(b)**

**Calculation of Required Balance**

The Required Balance as of the end of such Quarterly Accounting Period upon the occurrence and during continuation of any FMV Triggering Event shall be an amount equal to the sum of (i) the product of 1.04 *multiplied by* the Cedant Reserve *plus* (ii) the Unamortized IMR Amount; provided that the Required Balance shall in no event be less than zero.

The Required Balance as of the end of such Quarterly Accounting Period at all other times shall be an amount equal to the sum of (i) the product of 1.04 *multiplied by* the Reinsurer Reserves *plus* (ii) the Unamortized IMR Amount; provided that the Required Balance shall in no event be less than zero.

| | |
|---|---|
| (i) Cedant Reserves (if FMV Triggering Event) | ____________________ |
| (i) Reinsurer Reserves (if no FMV Triggering Event) = [a+b] | ____________________ |
| (a) Pre-Payout (87% of aggregate statutory reserve) | ____________________ |
| (b) Payout (100% of aggregate statutory reserve) | ____________________ |
| (ii) Unamortized IMR Amount | ____________________ |
| Required Balance = max[(1.04 * (i) + (ii)), 0] | ____________________ |

Schedule 6.2

Cedant Quarterly Report

*(See attached.)*

Schedule 6.6(a)

Reports by Cedant

**SCHEDULE 6.6(a)**

**Reports by Cedant**

| Report | Frequency | Timing |
|---|---|---|
| Seriatim File (Accumulation Phase) with the applicable data fields reflected in Exhibit A attached hereto. | Weekly or as available | Mondays (or the next succeeding Business Day if Monday is not a Business Day) |
| Seriatim File (Payouts) with the applicable data fields reflected in Exhibit A attached hereto. | Weekly or as available | Mondays (or the next succeeding Business Day if Monday is not a Business Day) |
| Seriatim Transaction File with the following data fields (summarized by transaction type and not policy-by-policy): fees, withdrawals and claims. [1] | Weekly or as available | Mondays (or the next succeeding Business Day if Monday is not a Business Day) |
| Cash Settlement Statement, including Separate Account Liability balance | Quarterly | 30 calendar days after quarter end |
| Estimated Cash Settlement Statement, including Separate Account Liability balance | Monthly | 10 Business Days after month end |
| Seriatim Separate Account Holdings by CUSIP with the following data fields: holdings, weights and CUSIP for the fund AST Multi-Sector FI | Monthly | 30 calendar days after month end |
| Estimated Separate Account Modco Adjustment Report | Quarterly | 10 Business Days after quarter end |
| Separate Account Modco Adjustment Report | Quarterly | 30 calendar days after quarter end |

[1] This file will only include policyholder activity (fees, withdrawals, claims), and will not include items like trail commissions, firm support, and revenue share (which will be available with the Cedant Quarterly Report).

**Exhibit A**

**Data Fields – Seriatim File**

[See attached.]

Schedule 6.7

Separate Account Modco Adjustment Report

*(See attached.)*

Schedule 13.1(a)

Terminal Settlement Methods

The Terminal Settlement Amount shall be calculated as the result of:

i. any amounts (including any Quarterly Cash Settlement Amount) due and payable by Reinsurer to Cedant pursuant to this Agreement, less

ii. any amounts (including any Quarterly Cash Settlement Amount) due and payable by Cedant to Reinsurer pursuant to this Agreement, plus

iii. the Quota Share of the Cedant Reserves; plus

iv. the Unamortized IMR Amount divided by the percentage equal to one (1) minus the then-current highest federal income Tax rate applicable to United States corporations (the "Tax Gross-Up") (such calculation the "Termination Existing IMR"); provided if such Termination Existing IMR amount is negative, such negative amount may be netted against the Termination Transactional IMR (as defined below) only to the extent of the positive Termination Transactional IMR amount, such that the sum of the amount under this item (iv) and item (v) will not be less than zero; provided, further, that the Tax Gross-Up shall not be included in the calculation of Termination Existing IMR in the event of a termination by the Reinsurer pursuant to Section 12.3(c); plus

v. the pre-tax interest maintenance reserve that is created on the Recapture Closing Date or Termination Closing Date as a result of the transfer of assets by Reinsurer to Cedant in connection with such recapture or termination, determined in accordance with SAP applicable to Cedant (the "Termination Transactional IMR"); provided if such Termination Transactional IMR amount is negative, such negative amount may be netted against the Termination Existing IMR only to the extent of the positive Termination Existing IMR amount, such that the sum of the amount under item (iv) and this item (v) will not be less than zero; less

vi. amounts withdrawn from the Trust Account that should be returned to Reinsurer pursuant to Section 9.6;

in each case, determined as of the Recapture Effective Date or Termination Effective Date, as applicable.